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                                                 [CONFORMED COPY]



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                             THE PIONEER GROUP, INC.



                                 NOTE AGREEMENT





                           Dated as of August 14, 1997



                           7.95% Senior Notes due 2004







[Exhibits 5.3(a)and 5.3(b) are photocopies of the opinions as delivered. Exhibits 2.3 and 5.2 have been conformed to the documents as executed and delivered.]



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                                TABLE OF CONTENTS

                                                               PAGE



1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION...................1


2. THE NOTES, ETC..............................................20
   2.1. The Notes..............................................20
   2.2. Subsidiary Guarantees..................................20
   2.3. The Intercreditor Agreement............................20
   2.4. Sale and Purchase of Notes; Closing....................21


3. REPRESENTATIONS OF THE PURCHASER............................21
   3.1. Purchase of Notes......................................21
   3.2. Source of Funds........................................22
   3.3. Accredited Investor, etc...............................23


4. PAYMENT OF THE NOTES........................................23
   4.1. Optional Prepayments...................................23
   4.2. Notice of Prepayments..................................23
   4.3. Allocation of Partial Prepayments......................24
   4.4. Maturity; Surrender, etc...............................24
   4.5. Purchase of Notes......................................24
   4.6. Make-Whole Amount......................................25


5. CONDITIONS TO CLOSING.......................................26
   5.1. Intercreditor Agreement................................26
   5.2. Guarantors Contribution Agreement......................26
   5.3. Legal Opinions.........................................27
   5.4. Investment Assets Under Management.....................27
   5.5. Officer's Certificate..................................27
   5.6. Proper Proceedings.....................................28
   5.7. Purchase Permitted by Applicable Law, etc..............28
   5.8. Payment of Special Counsel Fees........................28
   5.9. Private Placement Number...............................28


6. SUBSIDIARY GUARANTEES.......................................29
   6.1. Guarantees of Credit Obligations.......................29
   6.2. Continuing Obligation..................................29
   6.3. Waivers with Respect to Credit Obligations.............30
   6.4. Holders' Power to Waive, etc...........................32
   6.5. Information Regarding Obligors, etc....................32
   6.6. Certain Guarantor Representations......................33
   6.7. No Subrogation.........................................34
   6.8. Subordination..........................................34
   6.9. Future Subsidiaries; Further Assurances................34
   6.10. Payments Without Tax Withholding......................35

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7. GENERAL COVENANTS...........................................35
   7.1. Taxes and Other Charges; Accounts Payable..............35
         7.1.1. Taxes and Other Charges........................35
         7.1.2. Accounts Payable...............................36
   7.2. Conduct of Business, etc...............................36
         7.2.1. Types of Business..............................36
         7.2.2. Maintenance of Properties......................36
         7.2.3. Compliance with Material Agreements............37
         7.2.4. Statutory Compliance...........................37
   7.3. Insurance..............................................37
         7.3.1. Business Interruption Insurance................37
         7.3.2. Errors and Omissions Insurance.................38
         7.3.3. Directors and Officers Insurance...............38
         7.3.4. Property Insurance.............................38
         7.3.5. Liability Insurance............................38
   7.4. Financial Statements and Reports.......................39
         7.4.1. Annual Reports.................................39
         7.4.2. Quarterly Reports..............................41
         7.4.3. Other Reports..................................42
         7.4.4. ERISA Reports..................................43
         7.4.5. Other Information..............................43
   7.5. Certain Financial Tests................................44
         7.5.1. Debt to Combined Mutual Fund Cash Flow.........44
         7.5.2. Combined Adjusted Cash Flow to Consolidated
                 Fixed Charges.................................44
         7.5.3. Consolidated Tangible Net Worth................44
   7.6. Indebtedness...........................................44
   7.7. Guarantees; Letters of Credit..........................45
   7.8. Liens..................................................46
   7.9. Investments and Acquisitions...........................48
   7.10. Distributions.........................................48
   7.11. Merger, Consolidation and Dispositions of Assets......49
   7.12. Issuance of Stock by Subsidiaries; Subsidiary
          Distributions; Subsidiary Guarantors.................50
         7.12.1. Issuance of Stock by Subsidiaries.............50
         7.12.2. Issuance of Stock by Core Mutual Fund
                 Subsidiaries or Pioneer Goldfields Entity.....51
         7.12.3. No Restrictions on Subsidiary Distributions...51
   7.13. ERISA, etc............................................51
   7.14. Transactions with Affiliates..........................52
   7.15. [Intentionally Omitted]...............................52
   7.16. Maintenance of Fee Structure..........................52
   7.17. Maintenance of Mutual Fund Contracts..................52
   7.18. Bank Credit Facility Matters..........................52


8. REPRESENTATIONS AND WARRANTIES..............................53
   8.1. Organization and Business..............................53
         8.1.1. Company........................................53
         8.1.2. Subsidiaries...................................53
         8.1.3. Qualification..................................54

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   8.2. Financial Statements and Other Information; Material
          Agreements...........................................54
         8.2.1. Financial Statements and Other Information.....54
         8.2.2. Material Agreements............................55
         8.2.3. Investment Assets Under Management.............55
   8.3. Changes in Condition...................................55
   8.4. Agreements Relating to Financing Debt..................55
   8.5. Title to Assets........................................56
   8.6. Licenses, etc..........................................56
   8.7. Litigation.............................................57
   8.8. Tax Returns............................................57
   8.9. Authorization and Enforceability.......................58
   8.10. No Legal Obstacle to Agreements.......................58
   8.11. Defaults..............................................59
   8.12. Certain Business Representations......................59
         8.12.1. Labor Relations...............................59
         8.12.2. Antitrust.....................................59
         8.12.3. Environmental Compliance......................59
         8.12.4. Certain Other Agreements......................60
         8.12.5. Certain Laws..................................60
         8.12.6. Burdensome Obligations........................60
   8.13. Compliance with ERISA.................................61
   8.14. Foreign Trade Regulations; Government Regulation......62
         8.14.1. Foreign Trade Regulations.....................62
         8.14.2. Government Regulation.........................62
   8.15. Use of Proceeds; Margin Regulations...................62
   8.16. Disclosure............................................62
   8.17. Private Offering by the Company.......................63
   8.18. Solvency..............................................63


9. DEFAULTS....................................................63
   9.1. Events of Default......................................63
   9.2. Certain Actions Following an Event of Default..........67
         9.2.1. Acceleration...................................67
         9.2.2. Other Remedies.................................68
         9.2.3. Rescission.....................................68
   9.3. No Waivers or Election of Remedies, Expenses, etc......68


10. INDEMNIFICATION............................................69


11. AMENDMENT AND WAIVER.......................................69
   11.1. Requirements..........................................69
   11.2. Solicitation of Holders of Notes......................70
         11.2.1. Solicitation..................................70
         11.2.2. Payment.......................................70
   11.3. Binding Effect, etc...................................70
   11.4. Notes held by Company, etc............................71

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12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............71
   12.1. Registration of Notes.................................71
   12.2. Transfer and Exchange of Notes........................71
   12.3. Replacement of Notes..................................72


13. PAYMENTS ON NOTES..........................................72
   13.1. Place of Payment......................................72
   13.2. Home Office Payment...................................73


14. EXPENSES, ETC..............................................73
   14.1. Transaction Expenses..................................73
   14.2. Survival..............................................74

15. NOTICES....................................................74

16. COURSE OF DEALING; AMENDMENTS AND WAIVERS..................75

17. DEFEASANCE.................................................75

18. VENUE; SERVICE OF PROCESS..................................76

19. WAIVER OF JURY TRIAL.......................................76

20. REPRODUCTION OF DOCUMENTS..................................77

21. PAYMENTS DUE ON NON-BUSINESS DAYS..........................77

22. GENERAL....................................................78

SCHEDULE A      -  Purchaser Information

Exhibit 2.1     -  Form of 7.95% Senior Note due 2004

Exhibit 2.3     -  Form of Intercreditor Agreement

Exhibit 5.2     -  Guarantors Contribution Agreement

Exhibit 5.3(a)  -  Opinion of Counsel for the Company

Exhibit 5.3(b)  -  Opinion of Irish Counsel for Pioneer
                          Management (Ireland) Limited

Exhibit 5.5     -  Officer's Certificate

Exhibit 7.16    -  Pricing Structure of B Share Funds
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Exhibit 8.1     -  The Company and its Subsidiaries

Exhibit 8.4     -  Financing Debt

Exhibit 9.1.12  -  Officers of the Company



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                             THE PIONEER GROUP, INC.

                                 NOTE AGREEMENT


         This NOTE AGREEMENT dated as of August 14, 1997, is by The Pioneer Group, Inc., a Delaware corporation (the "COMPANY"), and the Subsidiaries of the Company listed as Guarantors on the signature page hereto (the "SUBSIDIARY GUARANTORS", which term includes other Subsidiaries that from time to time become party hereto as herein provided) with The Travelers Insurance Company (the "PURCHASER").

         The parties agree as follows:

1.       DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

         Except as otherwise explicitly specified to the contrary, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation," and (e) accounting terms not otherwise defined herein shall have the meaning provided under GAAP. Certain capitalized terms are used in this Agreement as specifically defined as follows:

         "ACCUMULATED BENEFIT OBLIGATIONS" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

         "AFFILIATE" means, with respect to the Company (or other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, and shall include (a) any officer or director of the Company or general partner of such Person and (b) any Person of which the Company or any Affiliate (as defined in clause (a) above) of the Company shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

         "B SHARE COLLECTION AMOUNT" means, for any period, the sum of Distribution Fees PLUS Redemption Fees received by the Company or any Subsidiary of the Company during such period.

         "B SHARE FUNDS" means the Funds set forth on Exhibit 7.16, with dealer commissions with respect to the sale of B Shares no more favorable to the Brokers and Redemption Fees and

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                                       2

Distribution Fees with respect to B Shares no more favorable to the shareholders of such Funds than as specified in Exhibit 7.16.

         "B SHARE LOAN" has the meaning specified in the Bank Credit Facility.

         "B SHARES" means any shares (or class of shares) of beneficial interest or capital stock of any B Share Fund, upon the redemption of which a Redemption Fee may be payable at any time, and that are set forth on Exhibit 7.16.

         "BANK CREDIT FACILITY" means the Credit Agreement dated as of June 6, 1996 between the Company, certain of its Subsidiaries, the lenders party thereto and BankBoston, N.A. (f/k/a The First National Bank of Boston), as Agent, as supplemented and amended to the date of this Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

         "BANKRUPTCY DEFAULT" means an Event of Default referred to in Section 9.1.11.

         "BROKER" means any broker, dealer, bank or other person or entity (other than any Subsidiary or any director, officer or employee of the Company or any Subsidiary) that sells or arranges for the sale of B Shares and is entitled to receive from the Company or any Subsidiary any commission or other compensation in respect of such sales.

         "BUSINESS DAY" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts or New York, New York are authorized or required by law or other governmental action to close.

         "CAPITALIZED LEASE" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP.

         "CASH EQUIVALENTS" means:

          (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group (or equivalently rated by any other nationally recognized rating organization);

          (b) short-term corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group (or equivalently rated by any other nationally recognized rating organization);

          (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof,
     (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any financial institution referred to in clause (a) above exercisable within one year from the time of purchase and (iii) which, in the case of obligations of any state or municipality, is rated AA or better by Moody's Investors Service, Inc. or equivalently rated by any other nationally recognized rating organization; and

          (d) any mutual fund or other pooled investment vehicle which invests principally in obligations described above and which is rated AA or better by Moody's Investors Service, Inc. or equivalently rated by any other nationally recognized rating organization.

          "CHARTER" means the articles of organization, certificate of incorporation, joint venture agreement, partnership agreement, trust indenture or other charter document of any Person other than an individual, each as from time to time in effect.

          "CLOSING DATE" is defined in Section 2.4.

          "CODE" means, collectively, the Internal Revenue Code of 1986 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "COMBINED" and "COMBINING", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and such of its Subsidiaries as may be specified (or other specified Persons), combined or combining, as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

          "COMBINED ADJUSTED CASH FLOW" means, for any period, the total of (a) Combined Mutual Fund Cash Flow PLUS (b) the B Share Collection Amount during such period.


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                                       4

          "COMBINED MUTUAL FUND CASH FLOW" means, for any period, the total of:

          (a)   Combined Mutual Fund Net Income; PLUS

          (b) all amounts deducted in computing such Combined Mutual Fund Net Income in respect of:

               (i)    interest on Financing Debt;

               (ii)   taxes based upon or measured by income; and

               (iii) depreciation and amortization (including amortization resulting from Contingent Deferred Sales
          Charges);

             MINUS (c)  the B Share Collection Amount.

          "COMBINED MUTUAL FUND NET INCOME" means, for any period, the net income (or loss) of the Core Mutual Fund Subsidiaries, determined in accordance with GAAP on a Combined basis; PROVIDED, HOWEVER, that such Combined Mutual Fund Net Income shall not include:

          (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Core Mutual Fund Subsidiary or is merged into or consolidated with any Core Mutual Fund Subsidiary;

          (b) the income (or loss) of any Person (other than a Core Mutual Fund Subsidiary) in which the Core Mutual Fund Subsidiary has an ownership interest; PROVIDED, HOWEVER, that (i) Combined Mutual Fund Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Core Mutual Fund Subsidiary in the form of dividends or similar Distributions and (ii) Combined Mutual Fund Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Core Mutual Fund Subsidiary in such Person for the purpose of funding any deficit or loss of such Person;

          (c) all amounts included in computing such net income (or loss) in respect of the write-up of any asset (and any depreciation and amortization charges resulting from any such write-up of assets).

          (d) the income of any Core Mutual Fund Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to a Core Mutual Fund Subsidiary is not permitted, whether on account of any

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                                       5


     Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Core Mutual Fund Subsidiary;

          (e)   extraordinary and nonrecurring gains; and

          (f) any after-tax gains or losses attributable to returned surplus assets of any Plan.

          "COMMODITIES ACT" means, collectively, the federal Commodities Exchange Act (or any successor statute), the rules and regulations thereunder and the rules and regulations of the Commodity Futures Trading Commission (or any successor), all as from time to time in effect.

          "COMPANY" means The Pioneer Group, Inc., a Delaware corporation.

          "COMPANY TOTAL DEBT" means, at any date, the following Indebtedness of the Company and the Core Mutual Fund Subsidiaries (excluding the B Share Loan):

          (a)   Indebtedness in respect of borrowed money;

          (b) Indebtedness evidenced by notes, debentures or similar instruments;

          (c)   Indebtedness in respect of Capitalized Leases;

          (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

          (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity);

          (f) Indebtedness in respect of unfunded pension liabilities;

          (g) Indebtedness in respect of financial Guarantees (other than the OPIC Guaranty to the extent that such OPIC Guaranty is financially insured under the Lloyds Policy) and letters of credit; and

          (h) Indebtedness calculated in accordance with GAAP in respect of tax deficiencies asserted in a notice of deficiency from the Internal Revenue Service issued pursuant to Section 6212 (or similar or successor provisions) of the Code.


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                                       6

For purposes of this definition, "Indebtedness" shall be calculated on a Combined basis for the Company and the Core Mutual Fund Subsidiaries only, and the amount of any Guarantee and the amount of any Indebtedness resulting from such Guarantee shall be the stated or potential maximum amount for which the Company or a Core Mutual Fund Subsidiary is or may be directly or indirectly liable.

          "COMPUTATION COVENANTS" means Sections 7.5, 7.8.10,
7.11.1, 7.13 and 7.15.

          "CONSOLIDATED" and "CONSOLIDATING," when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP.

          "CONSOLIDATED FIXED CHARGES" means, for any period, the sum for the Company and the Core Mutual Fund Subsidiaries on a Combined basis of:

          (a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases, accrued by the Company or the Core Mutual Fund Subsidiaries (whether such interest is reflected as an item of expense or capitalized) or other interest in respect of other Indebtedness for which the Company or a Core Mutual Fund Subsidiary may be liable directly or as a guarantor (but only to the extent of the stated or potential maximum liability of the Company or such Subsidiary in respect of such Indebtedness), in each case in accordance with GAAP, on a Combined basis for the Company and the Core Mutual Fund Subsidiaries only, plus

          (b) the aggregate amount of all required or mandatory scheduled payments, prepayments and sinking fund payments with respect to principal paid or accrued in respect of Financing Debt, other than the B Share Loan and the Revolving Loan, plus

          (c) for any period after the B Share Conversion Date in respect of the B Share Term Loan (as such terms are defined in the Bank Credit Facility), the extent to which the prepayments on said B Share Term Loan required under the Bank Credit Facility exceed the B Share Collection Amount.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; PROVIDED HOWEVER, that such Consolidated Net Income shall not include:

          (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with any Subsidiary of the Company;

          (b) the income (or loss) of any Person (other than a Subsidiary of the Company) in which a Subsidiary of the Company has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by such Subsidiary in such Person for the purpose of funding any deficit or loss of such Person;

          (c) all amounts included in computing net income (or loss) in respect of the write-up of any asset (and any depreciation and amortization charges resulting from any such write-up of assets);

          (d) the income of any Subsidiary of the Company to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or any Subsidiary of the Company is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

          (e) extraordinary and non-recurring gains; and

          (f) any after-tax gains or losses attributable to returned surplus assets of any Plan.

          "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the total of:

          (a) stockholders' equity of the Company and its Subsidiaries (excluding the effect of any foreign currency translation adjustments) determined in accordance with GAAP on a Consolidated basis, minus

          (b) the amount by which such stockholders' equity has been increased by the write-up of any asset of the Company and its Subsidiaries (excluding any write-ups net of write-downs associated with any venture capital investments of the Company and its Subsidiaries), minus

          (c) assets of the Company and its Subsidiaries that are considered intangible assets under GAAP (including but not limited to customer lists, goodwill, computer software and capitalized research and development costs other than the capitalized development costs relating to the natural resource business operations of the Company or any of its Subsidiaries).

          "CONTINGENT DEFERRED SALES CHARGE" means any amount that is or may be payable to the Company or any of its Subsidiaries by any Fund or any shareholder thereof in such capacity upon redemption of all or a portion of shares of beneficial interest or capital stock in the Funds upon redemption of B Shares at rates and on terms no more favorable to such Funds or the shareholders thereof than as specified in the pricing structure set forth in Exhibit 7.16.

          "CORE MUTUAL FUND SUBSIDIARIES" means each of Pioneering Management Corporation, Pioneer Funds Distributor, Inc., Pioneering Services Corporation, Pioneer Management (Ireland) Ltd., and any other Borrower Subsidiary (as defined in the Bank Credit Facility) and any other Person which becomes a Subsidiary of the Company after the date of this Agreement if such Person engages in activities similar or related to the business conducted by any Core Mutual Fund Subsidiary and is approved by the Required Holders.

          "CREDIT DOCUMENTS" means:

          (a) this Agreement and the Notes, each as from time to time in effect;

          (b) all financial statements, reports, notices and certificates delivered to any holder of the Notes by the Company or any Subsidiary in connection herewith or therewith; and

          (c) any other present or future agreement or instrument from time to time entered into among the Company or any Subsidiary on the one hand, and the holder or holders of Notes (or the Majority Holders), on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

          "CREDIT OBLIGATIONS" means all present and future liabilities, obligations and Indebtedness of the Company, any

Subsidiary or any of their Affiliates party to a Credit Document owing to any holder of a Note under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, Make-Whole Amounts, and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

          "DEFAULT" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 9.95% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

          "DISTRIBUTION" means, with respect to the Company (or other specified Person):

          (a) the declaration or payment of any dividend, including dividends payable in shares of capital stock of the Company, on or in respect of any shares of any class of capital stock of the Company;

          (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary or otherwise;

          (c) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in the Company;

          (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Company which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

          (e) any payment, loan or advance by the Company to, or any other Investment by the Company in, the holder of any shares of any class of capital stock of or equity or interest in the Company or any Affiliate of such holder;

PROVIDED, HOWEVER, that the term "Distribution" shall not include payments in the ordinary course of business in respect of (i) reasonable compensation paid to employees, officers and directors, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) rent paid to or accounts payable for services rendered or goods sold by non-Affiliates or (iv) intercompany accounts payable and real property leases to non-Affiliates.

          "DISTRIBUTION AGREEMENT" means any distribution agreement of which a Distribution Plan is a part.

          "DISTRIBUTION FEES" means fees paid by the B Share Funds to the Company or any Subsidiary of the Company (minus any portion of such fees remitted by the Company or any Subsidiary (i) to a Broker as concessions, trailing compensation or service fees), or (ii) to Merrill Lynch Pierce Fenner & Smith, Inc. pursuant to the Merrill Lynch 401(k) Program, in any case pursuant to a Distribution Plan.

          "DISTRIBUTION PLAN" means any plan duly adopted by any B Share Fund and validly in effect pursuant to Rule 12b-1 under the Investment Company Act (or similar or successor provisions) pursuant to which such B Share Fund may make payments to the Company or any Subsidiary in connection with the distribution of B Shares.

          "ERISA" means, collectively, the Employee Retirement Income Security Act of 1974 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "ERISA GROUP PERSON" means the Company, any Subsidiary and any Person which is a member of the controlled group or under common control with the Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

          "EVENT OF DEFAULT" is defined in Section 9.1.

          "EXCHANGE ACT" means, collectively, the Securities Exchange Act of 1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "EXCLUDED SUBSIDIARY" means any Subsidiary of the Company which (i) is, as of the date hereof, a registered broker/dealer under, and subject to the net capital requirements of, the Exchange Act or (ii) becomes, after the date hereof, a registered broker/dealer under, and subject to the net capital requirements of, the Exchange Act and is consented to in writing by the Required Holders, which consent shall not be unreasonably withheld.

          "EXECUTIVE OFFICER" means the chief executive officer, chief operating officer or president of the Company (or other specified Person) or any vice president of the Company who is not a Financial Officer.

          "FINANCIAL OFFICER" means the chief financial officer, treasurer or assistant treasurer of the Company (or other specified Person) or a vice president whose primary responsibility is for the financial affairs of the Company (or other specified Person).

          "FINANCING DEBT" means:

          (a) Indebtedness in respect of borrowed money;

          (b) Indebtedness evidenced by notes, debentures or similar instruments;

          (c) Indebtedness in respect of Capitalized Leases;

          (d) Indebtedness in respect of the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business);

          (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity);

          (f) Indebtedness in respect of unfunded pension liabilities;

          (g) Indebtedness in respect of financial Guarantees and letters of credit; and

          (h) Indebtedness calculated in accordance with GAAP in respect of tax deficiencies asserted in a notice of deficiency from the Internal Revenue Service issued pursuant to Section 6212 (or similar or successor provisions) of the Code.

          "FOREIGN TRADE REGULATIONS" means, collectively and as from time to time in effect (including any successor statutes or regulations), (a) any act that prohibits or restricts, or empowers the President or executive agencies of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 15 C.F.R. Parts 730 et seq., 22 C.F.R. Parts 120-130 and 31 C.F.R. Parts 500 et seq. and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

          "FUND" means (a) with respect to any Trust that has more than one portfolio, the individual portfolios, interests in which are represented by series of shares of beneficial interest or capital stock of each Trust having series, for which portfolio the Company or any of its Subsidiaries provides investment advisory services pursuant to Investment Advisory Contracts and (b) with respect to any Trust that does not have more than one portfolio, such Trust.

          "GAAP" means generally accepted accounting principles, as defined by the United States Financial Accounting Standards Board, as from time to time in effect; PROVIDED, HOWEVER, that for purposes of compliance with Section 7 (other than Section 7.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 1996 as applied by the Company and its Subsidiaries in the preparation of the December 31, 1996 financial statements referred to in
Section 8.2.1.1, and consistently followed, without giving effect to any subsequent changes therein other than changes consented to in writing by the Required Holders.

          "GOVERNMENTAL AUTHORITY"  means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTEE" means, with respect to the Company (or other specified Person):

          (a) any guarantee by the Company of the payment or performance of, or any contingent obligation of the Company in respect of, any Indebtedness or other obligation of any other Person;

          (b) any other arrangement whereby credit is extended to a Person on the basis of any promise or undertaking of the Company (including any "comfort letter" or "keep well agreement" written by the Company to a creditor or prospective creditor of such Person) to (i) pay the Indebtedness of such Person, (ii) purchase an obligation owed by such Person, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such Person, in each case whether or not such arrangement is disclosed in the balance sheet of the Company or referred to in a footnote thereto;

          (c) any liability of the Company as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

          (d) any liability of the Company as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

          (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees;

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the amount which should be carried on the balance sheet of the obligor whose obligations were guaranteed in respect of such obligations (but without giving effect to any limitations on recourse against such obligor), determined in accordance with GAAP.

          "GUARANTOR" means each of the Core Mutual Fund Subsidiaries (initially other than the Excluded Subsidiaries) and other Subsidiaries, including the Excluded Subsidiaries, from time to time becoming a Guarantor pursuant to
Section 6.9.

          "GUARANTORS CONTRIBUTION AGREEMENT" means the Guarantors Contribution Agreement dated the date hereof among the Company and the Guarantors, as from time to time in effect, pursuant to which the Guarantors shall make contributions among themselves with respect to payments made in accordance with their respective guarantees of the Credit Obligations.

          "INACTIVE SUBSIDIARY" means any Subsidiary that conducts no business and which has total assets with a fair market value (or book value, if greater) of less than $25,000.

          "INDEBTEDNESS" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including:

          (a) liabilities secured by any Lien existing on property owned or acquired by the Company or any Subsidiary, whether or not the liability secured thereby shall have been assumed;

          (b) Capitalized Lease Obligations;

          (c) mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest); and

          (d) all endorsements in respect of Indebtedness of others.

          "INSTITUTIONAL INVESTOR" means (a) the original purchaser of a Note (including any Affiliate of such purchaser) and (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding.

          "INTERCREDITOR AGREEMENT" is defined in Section 2.3.

          "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, interest rate cap or other contractual arrangement protecting a Person against increases in variable interest rates on Financing Debt.

          "INVESTMENT" means, with respect to the Company (or other specified Person):

          (a) any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

          (c) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof;

          (d) any commitment or option to make any Investment; and

          (e) any other similar investment.

The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; PROVIDED, HOWEVER, that the term "Investment" shall not include
(i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company or any Subsidiary or as security for any such Indebtedness or claim or (v) demand deposits in banks or trust companies.

          In determining the amount of outstanding Investments for purposes of
Section 7.9:

          (1) the amount of any Investment (other than Investments referred to in the following clause (2) or (3)) shall be the cost thereof minus any returns of capital on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

          (2) the amount of any Investment in respect of a commitment or option to make a purchase shall be the amount of any nonrefundable down payment or acquisition price plus the amount of any additional fixed payment obligation;

          (3) the amount of any Investment in respect of a Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations guaranteed (whether or not such obligations are outstanding at the time of computation);

          (4) the amount of any Investment in respect of an acquisition described in clause (c) above shall be increased by the amount of any Indebtedness assumed in connection with such acquisition or secured by any asset acquired in such acquisition (whether or not any Indebtedness is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

          (5) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

          "INVESTMENT ADVISERS ACT" means, collectively, the Investment Advisers Act of 1940 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "INVESTMENT ADVISORY CONTRACTS" means binding written contractual agreements under which the Company or any of its Subsidiaries provides investment advisory services to a Fund or Trust under the Investment Company Act or the Investment Advisers Act.

          "INVESTMENT COMPANY ACT" means, collectively, the Investment Company Act of 1940 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "LEGAL REQUIREMENT" means any requirement imposed upon the Purchaser or any of the holders of the Notes by any law of the United States of America or by any regulation, order, interpretation, ruling or official directive of any Governmental Authority. Any requirement imposed by any such regulation, order, ruling or official directive not having the force of law shall be deemed to be a Legal Requirement if the Purchaser or the holder of any of the Notes reasonably believes that compliance therewith is in its best interest.

          "LIEN" means, with respect to the Company (or any other specified Person):

          (a) Any encumbrance, mortgage, pledge, lien, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom.

          (b) Any arrangement or agreement which prohibits such Person from creating encumbrances, mortgages, pledges, liens, charges or security interests.

          (c) The acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease).

          (d) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse.

          (e) The transfer of any tangible property or assets for the purpose of subjecting such items to the payment of Indebtedness in priority to payment of the general creditors of the Company.

          (f) The existence for a period of more than 90 consecutive days of any Indebtedness against the Company which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

          "LLOYDS POLICY" means the Lloyds London Syndicates insurance policy, Policy No. 97BPL2066, issued to the Company with respect to the OPIC Guarantee.

          "MAJORITY HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

          "MAKE-WHOLE AMOUNT" is defined in Section 4.6.

          "MATERIAL" means material in relation to the business, assets, financial condition, results of operations or prospects of the Company (on an individual basis) or the Company and its Subsidiaries (on a Consolidated basis) (or any other specified Persons).

          "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, financial condition, results of operations or prospects of the Company (on an individual basis) or the Company and its Subsidiaries (on a Consolidated basis) (or any other specified Persons), including:

          (a) general economic conditions affecting the mutual fund industry,

          (b) fire, flood or other natural calamities,

          (c) regulatory changes, judicial decisions, war or other governmental action,

          (d) termination of the Company's or any Subsidiary's status as a registered investment adviser under the

     Investment Advisers Act or, on an involuntary basis, under the laws of states material to the Company or such Subsidiary's business,

          (e) involuntary termination of the status of the Company or any Subsidiary as a registered broker/dealer in good standing under the Exchange Act or laws of states material to the Company's or such Subsidiary's business, or as a member of the NASD in good standing,

          (f) termination of the qualification of any Trust or Fund as a regulated investment company taxed under the rules of subchapter M of the Code (other than as a result of merger or other voluntary termination of any Trust or Fund),

          (g) the issuance by the Securities and Exchange Commission of a stop order suspending the effectiveness of a Trust's or Fund's registration statement under the Securities Act, or

          (h) suspension or termination of the registration or approval of the Company or any Subsidiary under the Commodities Act.

          "MATERIAL AGREEMENTS" is defined in Section 8.2.2.

          "MERRILL LYNCH 401(K) PROGRAM" means the Merrill Lynch Small Market 401(k) Program established and maintained by Merrill Lynch Pierce Fenner & Smith, Inc.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

          "NASD" means The National Association of Securities Dealers, Inc. (or any successor self-regulatory organization).

          "NOTES" is defined in Section 2.1.

          "OBLIGORS" means the Company and the Guarantors.

          "OPIC GUARANTEE" means the guarantee of the Company in favor of the Overseas Private Investment Corporation, in respect of certain indebtedness of Teberebie Goldfields, Limited pursuant to that certain letter agreement between the Company and said Corporation dated October 25, 1996.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

          "PERSON" means any present or future natural person or any corporation, association, partnership, joint venture, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

          "PIONEER GOLDFIELDS ENTITIES" means Pioneer Goldfields Holdings, Inc., Pioneer Goldfields Limited and Teberebie Goldfields Ltd.

          "PLAN" means, at any time, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such time.

          "PREPAID BROKERAGE COMMISSIONS" means commissions or other selling compensation paid or payable by the Company or any Subsidiary of the Company to Brokers in respect of sales of B Shares at the respective commission rates for each B Share Fund set forth in Exhibit 7.16 without giving effect to any increases permitted as temporary sales promotions under Section 7.16 or otherwise.

          "PURCHASER" is defined in the introductory paragraph hereof.

          "REDEMPTION FEE" means any amount that is or may be payable to the Company or any Subsidiary of the Company or to any Fund by any holder of B Shares in such capacity upon redemption of all or a portion of the B Shares.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in unpaid principal amount of the Notes at the time outstanding.

          "REVOLVING LOAN" shall have the meaning specified in the Bank Credit Facility.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SUBSIDIARY" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

          "SUBSIDIARY GUARANTEE" is defined in Section 2.2.

          "SUBSIDIARY GUARANTORS" is defined in the introductory paragraph hereof.

          "TOTAL ESTIMATED COLLECTIBLE AMOUNT" means the potential future collections of Distribution Fees and Redemption Fees over the remaining life of all outstanding Class B Shares, calculated as of the last day of each fiscal quarter of the Company and utilizing averages of net asset value, number of shares per Fund, redemptions (including dividend reinvest shares) and withdrawals under systematic withdrawal plans experienced by the Company and its Subsidiaries during the six month period ending on such date.

          "TRUST" means each registered investment company under the Investment Company Act for which the Company or any of its Subsidiaries provides investment advisory services pursuant to Investment Advisory Contracts and for which the Company or any Subsidiary is the principal underwriter.

          "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly or indirectly through one or more Wholly Owned Subsidiaries.

2.   THE NOTES, ETC.

     2.1. THE NOTES.

          The Company has duly authorized the issue and sale of $20,000,000 aggregate principal amount of its 7.95% Senior Notes due 2004 (the "NOTES"), each such note to be substantially in the form set out in Exhibit 2.1. As used herein, the term "Notes" means all notes originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural.

     2.2. SUBSIDIARY GUARANTEES.

          The obligations of the Company under this Agreement and the Notes are unconditionally guaranteed by each Guarantor existing on the Closing Date and thereafter by each Subsidiary from time to time becoming a Guarantor pursuant to
Section 6.9, pursuant to joint and several guarantees contained in Section 6 (sometimes individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES").

     2.3. THE INTERCREDITOR AGREEMENT.

          The Notes and the Subsidiary Guarantees will be entitled to the benefits of an Intercreditor Agreement, substantially in the form of Exhibit 2.3 (as supplemented and amended from time to time, the "INTERCREDITOR AGREEMENT"), between the Purchaser and the banks and other lenders party to the Bank Credit Facility.

     2.4. SALE AND PURCHASE OF NOTES; CLOSING.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, the aggregate principal amount of $20,000,000 at the purchase price of 100% of the principal amount thereof. The sale and purchase of the Notes to be purchased by the Purchaser shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at a closing on August 15, 1997 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchaser (the "CLOSING DATE"). At such closing the Company will deliver to the Purchaser the Notes to be purchased by it in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as it may request) dated the Closing Date and registered in its name (or in the name of its nominee), against delivery by the Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5462-9068 at State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110, Attn: Denise Turner, ABA No. 011-000-028.

          If the Company shall fail to tender such Notes to the Purchaser on the Closing Date as provided above in this Section 2.4, or any of the conditions specified in Section 5 shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

3.   REPRESENTATIONS OF THE PURCHASER.

     3.1. PURCHASE OF NOTES.

          The Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. The Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     3.2. SOURCE OF FUNDS.

          The Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

          (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and the purchase of the Notes by the Purchaser is eligible for, and satisfies the requirements of, the exemption provided in Section I of PTE 95-60 as in effect as of the date of this Agreement; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as the Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprising one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.


          As used in this Section 3.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     3.3. ACCREDITED INVESTOR, ETC.

          The Purchaser represents that it is an "accredited investor", as defined in Rule 501(a)(1) of the Securities Act, and that it has had the opportunity to ask management of the Company questions regarding the business and financial condition of the Company and the offer of the Notes.

4.   PAYMENT OF THE NOTES.

          In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company may make optional prepayments in respect of the Notes as hereinafter provided.

     4.1. OPTIONAL PREPAYMENTS.

          The Company may, at its option and upon notice as provided in Section 4.2, prepay at any time all, or from time to time any part of, the Notes (but, if in part, then in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

     4.2. NOTICE OF PREPAYMENTS.

          The Company will give each holder of Notes written notice of each optional prepayment under Section 4.1 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 4.3) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          Each such notice of prepayment shall be accompanied by a certificate of a Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. If for any reason any holder of the Notes, by notice to the Company, objects to such calculation of the Make-Whole Amount for such Notes, the Make-Whole Amount for such Notes calculated by such holder and specified in such notice shall be final and binding upon the Company and the holders of such Notes absent manifest error. If any such holder of a Note shall give the notice specified in the preceding sentence, the Company will forthwith provide copies of such notice to all other holders of outstanding Notes.

     4.3. ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

     4.4. MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 4, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall thereafter be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     4.5. PURCHASE OF NOTES.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this

Agreement and the Notes. The Company will promptly cancel (or will cause to be promptly canceled) all Notes acquired by it or any Affiliate in connection with any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     4.6. MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4.1 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the maturity and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the maturity.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 4.1 or has become or is declared to be immediately due and payable pursuant to Section 9.2, as the context requires.

5.   CONDITIONS TO CLOSING.

           The obligation of the Purchaser to purchase Notes hereunder shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

     5.1. INTERCREDITOR AGREEMENT.

          The Intercreditor Agreement shall have been duly executed and delivered in the form hereinabove recited and shall be in full force and effect.

     5.2. GUARANTORS CONTRIBUTION AGREEMENT.

          Each of the Guarantors shall have entered into a Guarantors Contribution Agreement substantially in the form of Exhibit 5.2, pursuant to which the Guarantors will make contributions among themselves with respect to payments made in accordance with their respective guarantees of the Credit Obligations, and shall have delivered an executed counterpart to the Purchaser.

     5.3. LEGAL OPINIONS.

          The Purchaser shall have received opinions in form and substance satisfactory to the Purchaser, dated the Closing Date, (a) from Hale and Dorr LLP, counsel for the Company, and William Fry, Irish counsel for Pioneer Management (Ireland) Limited, substantially in the forms set forth in Exhibits 5.3(a) and 5.3(b) and covering such other matters incident to the transactions contemplated hereby as the Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchaser) and (b) from Willkie Farr & Gallagher, special counsel for the Purchaser in connection with such transactions, covering such matters incident to such transactions as the Purchaser may reasonably request.

     5.4. INVESTMENT ASSETS UNDER MANAGEMENT.

          On the Closing Date, the aggregate investment assets under management by the Company and its Subsidiaries shall equal or exceed $11,000,000,000, and the Company shall have furnished to the Purchaser on such date a certificate to such effect signed by an Executive Officer or a Financial Officer.

     5.5. OFFICER'S CERTIFICATE.

          The representations and warranties contained in Sections 6.6 and 8 shall be true and correct on and as of the Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on such Closing Date prior to or immediately after giving effect to the purchase of Notes or would have existed if this Agreement had been in effect since December 31, 1996; and the Company shall have furnished to the Purchaser on the Closing Date a certificate to these effects (together with a schedule of calculations demonstrating, as of the Closing Date, compliance with the financial tests set forth in Section 7.5), in substantially the form of Exhibit 5.5, signed by an Executive Officer or a Financial Officer.

     5.6. PROPER PROCEEDINGS.

          This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and any of its Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect in such form as shall be satisfactory to the Purchaser.

     5.7. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the Closing Date, the purchase of Notes by the Purchaser shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject the Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Purchaser at least two days prior to the Closing Date, the Purchaser shall have received a certificate of an Executive Officer or a Financial Officer certifying as to such matters of fact as the Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

     5.8. PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 14.1, the Company shall have paid on or before the Closing Date the reasonable fees, charges and disbursements of the Purchaser's special counsel referred to in Section 5.3(b) to the extent reflected in the statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

     5.9. PRIVATE PLACEMENT NUMBER.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

6.   SUBSIDIARY GUARANTEES.

     6.1. GUARANTEES OF CREDIT OBLIGATIONS.

          Each Guarantor hereby unconditionally guarantees that the Credit Obligations incurred by any other Obligor will be performed and will be paid in full in immediately available funds when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectibility and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, such Guarantor will, not later than five days after written notice by the holder of any Note or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

     6.2. CONTINUING OBLIGATION.

          Each Guarantor acknowledges that the Purchaser has entered into this Agreement (and, to the extent that the Purchaser or any holder of a Note may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 6 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when all of the Credit Obligations have been indefeasibly paid in full in immediately available funds and discharged; PROVIDED, HOWEVER, that

          (i) if a claim is made upon the Purchaser or any holder of a Note at any time for repayment or recovery of any amounts or any property received by the Purchaser or such holder from any source on account of any of the Credit Obligations and the Purchaser or such holder repays or returns any amounts or property so received (including interest thereon to the extent required to be paid by holder of the Note) or

          (ii) if the Purchaser or any holder of a Note becomes liable for any part of such claim by reason of (a) any judgment or order of any court or administrative authority having competent jurisdiction or (b) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or returned or the amounts for which the Purchaser or such holder becomes liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts had never been received by the Purchaser or such holder, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. The Guarantors shall, not later than five days after receipt of notice from the Purchaser or the holder of a Note, pay to the Purchaser or such holder an amount equal to the amount of such repayment or return for which the Purchaser or such holder has so become liable. Payments hereunder by a Guarantor may be required by the Purchaser or any holder of a Note on any number of occasions.

     6.3. WAIVERS WITH RESPECT TO CREDIT OBLIGATIONS.

          Except to the extent expressly required by this Agreement or any other Credit Document, each Guarantor hereby waives, to the extent permitted by the provisions of applicable law that may not be waived, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

          (i) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

          (ii) notice of acceptance of this guarantee and notice that credit has been extended in reliance on such Guarantor's guarantee of the Credit Obligations;

          (iii) notice of any Default or of any inability to enforce performance of the obligations of any Obligor or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

          (iv) demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, this Agreement or any other Credit Document or against any Obligor or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Purchaser or any other holder of a Note in connection with any of the foregoing;

          (v) any act or omission on the part of the Purchaser or any other holder of a Note which may impair or prejudice the rights of such Guarantor, including subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement from any Obligor or any other Person;

          (vi) any act or omission which might vary the risk of such Guarantor or otherwise operate as a deemed release or discharge, and the benefits of any statute that limits the liability of one joint guarantor upon the release of any other joint guarantor;

          (vii) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

          (viii) the provisions of any "one action" or "anti-deficiency" law which would otherwise prevent the Purchaser or any other holder of a Note from bringing any action, including any claim for a deficiency, against such Guarantor before or after commencement or completion by the Purchaser or any other holder of a Note of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies;

          (ix) all demands and notices of every kind with respect to the foregoing; and

          (x) to the extent not referred to above, all defenses which any Obligor may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

          No delay or omission on the part of the Purchaser or any other holder of a Note exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations shall operate as a waiver or relinquishment of such right. No action which the Purchaser or any other holder of a Note or any Obligor may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of any Guarantor hereunder. None of the rights of the Purchaser or any other holder from time to time of a Note shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Purchaser or any such holder or any Obligor, or by any noncompliance by any Obligor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Purchaser or any such holder may have or otherwise be charged with. To the extent not prohibited by the provisions of applicable law that may not be waived, each Guarantor hereby absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert, any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement, any other Credit Document or the Credit Obligations.

     6.4. HOLDERS' POWER TO WAIVE, ETC.

          Each Guarantor hereby grants to the holder of the Notes (or any of them) full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being hereby expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of such Guarantor under its guarantee hereunder:

          (i) to waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Credit Document, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

          (ii) to grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against such Guarantor under this Agreement are reserved in connection therewith;

          (iii) to collect or liquidate or realize upon any of the Credit Obligations in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations; and

          (iv) to extend credit under this Agreement, any other Credit Document or otherwise in such amount as the holders of the Notes (or any of them) may determine, even though the condition of the Obligors (financial or otherwise on an individual or consolidated basis) may have deteriorated since the date hereof.


     6.5. INFORMATION REGARDING OBLIGORS, ETC.

          Each Guarantor acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor hereby waives any obligation which may now or hereafter exist on the part of the Purchaser or any holder of a Note to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor hereby expressly waives any duty which may now or hereafter exist on the part of the Purchaser or any holder of a Note to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their Affiliates or their properties or management, whether now or hereafter known by the Purchaser or such holder. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Credit Documents and all other information as to the Obligors and their Affiliates or their properties or management as such Guarantor deems necessary or desirable.

     6.6. CERTAIN GUARANTOR REPRESENTATIONS.

          Each Guarantor hereby represents that it has determined (i) that it is in its best interest and in pursuit of its corporate purposes as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries (including such Guarantor), and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by such Guarantor, to induce the Purchaser to enter into this Agreement and to purchase the Notes by making the guarantees contemplated by this Section 6, (ii) that the issuance of the Notes hereunder will directly or indirectly inure to the benefit of such Guarantor and (iii) that by virtue of the foregoing such Guarantor is receiving at least reasonably equivalent consideration from the Purchaser for its guarantee. Each Guarantor acknowledges that the Purchaser is unwilling to enter into this Agreement unless the guarantees contemplated by this Section 6 are given by it. Each Guarantor represents that (a) it will not be rendered insolvent as a result of entering into this Agreement, (b) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured, (c) it has, and will have, access to adequate capital for the conduct of its business and (d) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     6.7. NO SUBROGATION.

          Until the Credit Obligations have been indefeasibly paid in full and all commitments to extend further credit under the Credit Documents have been irrevocably terminated, each Guarantor hereby agrees with the Purchaser that it waives all rights of reimbursement, subrogation, contribution, offset and other claims against the Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement, except for contribution rights provided in the Guarantors Contribution Agreement.

     6.8. SUBORDINATION.

          Each Guarantor and Excluded Subsidiary hereby covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Company to such Guarantor or Excluded Subsidiary are hereby subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against the Company or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any of the Credit Obligations are outstanding; PROVIDED, HOWEVER, that the Company may make payments permitted by Section 7.10.

     6.9. FUTURE SUBSIDIARIES; FURTHER ASSURANCES.

          The Company and each other Guarantor shall from time to time cause each of its present and future Core Mutual Fund Subsidiaries, within 30 days after any such Person becomes a Core Mutual Fund Subsidiary (and in any event prior to or concurrently with such Person becoming a guarantor under the Bank Credit Facility), that is not a Guarantor to join this Agreement as a Guarantor, pursuant to a joinder agreement in form and substance satisfactory to the Majority Holders. Each Excluded Subsidiary shall, upon written request by any holder of a Note, after the occurrence of an Event of Default (or, if earlier, concurrently with such Subsidiary becoming a guarantor under the Bank Credit Facility), join this Agreement as a Guarantor and an Obligor to the maximum extent permitted by the net capital requirements of the Exchange Act, such guarantee to be in effect during the continuance of an Event of Default and thereafter so long as such Subsidiary is a guarantor under the Bank Credit Facility. Each Guarantor will, promptly upon the request of any holder of a Note from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as such holder may deem necessary or advisable to carry out the intent and purposes of this Section 6.

     6.10. PAYMENTS WITHOUT TAX WITHHOLDING.

          All payments whatsoever by any Guarantor on account of the Credit Obligations shall be made in the lawful currency of the United States free and clear of, and without reduction or liability for or on account of, any present or future taxes (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions or any penalties, interest or additions thereto of any nature whatsoever (herein called "TAX") unless any withholding or deduction for or on account of any Tax is required by law. If any Guarantor shall be obligated by law to make any such withholding or deduction for any Tax imposed, levied, collected, assessed or withheld by any jurisdiction (or any taxing authority thereof or therein) other than the United States from or through which payments on account of the Credit Obligations are actually made then the Company or such Guarantor will promptly (i) notify the affected holders of Notes of such requirement, (ii) pay such additional amounts of interest as may be necessary so that the net amount received by each holder of Notes (including such additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted, (iii) make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law and (iv) furnish such holder with the original receipt of such payment from such government or taxing authority.

7.   GENERAL COVENANTS.

          The Company and the other Obligors covenant that, until all of the Credit Obligations shall have been paid in full, the Company and its Subsidiaries will comply with such of the following provisions as are applicable to the Person in question:

     7.1. TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE.

          7.1.1. TAXES AND OTHER CHARGES.

          Each of the Company and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that each of the Company and its Subsidiaries will pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          7.1.2. ACCOUNTS PAYABLE.

          Each of the Company and its Subsidiaries will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Person; PROVIDED, HOWEVER, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     7.2. CONDUCT OF BUSINESS, ETC.

          7.2.1. TYPES OF BUSINESS.

          The Core Mutual Fund Subsidiaries will engage only in the business of providing investment advisory, distribution, portfolio execution, administration and transfer agency services, pricing and bookkeeping services and other services incidental or closely related to the investment advisory and investment company complex business.

          7.2.2. MAINTENANCE OF PROPERTIES.

          Each of the Company and its Subsidiaries:

          (a) will keep its properties in such repair, working order and condition, and will from time to time make such repairs, replacements, additions and improvements thereto for the efficient operation of its businesses and will comply at all times in all material respects with all franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, unless compliance is at the time being contested in good faith by appropriate proceedings; and

          (b) except to the extent permitted under Section 7.11, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

          7.2.3. COMPLIANCE WITH MATERIAL AGREEMENTS.

          Each of the Company and its Subsidiaries will comply in all material respects with the provisions of the Material Agreements (to the extent not inconsistent with this Agreement or any other Credit Document). Without the prior written consent of the Required Holders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the holders of the Notes.

          7.2.4. STATUTORY COMPLIANCE.

          Each of the Company and its Subsidiaries will comply, and will use reasonable efforts to cause the Trusts and Funds to comply to the extent applicable (subject to the discretion of their trustees and directors and other than a reasonable business decision to merge or terminate any Trust or Fund), in all material respects with the Investment Company Act (including (a) receipt of financial statements accompanied by an auditor's report of Arthur Andersen LLP (or other independent public accountants of nationally recognized standing), (b) maintenance of a fidelity bond to secure the Funds from larceny and embezzlement and (c) continued registration in full force and effect of each Trust as a registered investment company), the Investment Advisers Act, the Exchange Act, the Securities Act (including the continued registration of the shares representing beneficial interests of, or common stock in, each Fund or Trust), the rules and regulations of the NASD, subchapter M of the Code (to the extent of each Fund's or Trust's continued qualification as a regulated investment company thereunder), the Commodities Act, any other law, statute, rule or regulation governing investment advisers, investment companies, broker-dealers, underwriters, custodians or transfer agents, including capital requirements, and all other valid and applicable statutes, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or where failure so to comply has not resulted, or does not pose a material risk of resulting, in the aggregate in any Material Adverse Change.

     7.3. INSURANCE.

          7.3.1. BUSINESS INTERRUPTION INSURANCE.

          Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for similar businesses similarly situated, including but not limited to OPIC insurance or other political risk insurance policies as may reasonably be requested by the Required Holders.

          7.3.2. ERRORS AND OMISSIONS INSURANCE.

          Each of the Company and the Core Mutual Fund Subsidiaries will maintain a joint errors and omissions policy insuring the Company and each Core Mutual Fund Subsidiary for losses arising from any breach of duty, error or omission arising from the performance of transfer agency services in such amounts as are customarily carried by Persons of established reputation engaged in the same or a similar business and similarly situated.

          7.3.3. DIRECTORS AND OFFICERS INSURANCE.

          Each of the Company and its Subsidiaries will maintain directors and officers liability insurance insuring the Company and each Subsidiary in such amounts as are customarily carried by Persons of established reputation employed in the same or a similar business and similarly situated, if available on a commercially reasonable basis.

          7.3.4. PROPERTY INSURANCE.

          Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion or hazards to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities. Such insurance shall provide extended coverage in amounts sufficient to prevent such Person from becoming a co-insurer.

          7.3.5. LIABILITY INSURANCE.

          Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; PROVIDED, HOWEVER, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

     7.4. FINANCIAL STATEMENTS AND REPORTS.

          Each of the Company and its Subsidiaries will maintain a system of accounting in which correct entries will be made of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of the Company and its Subsidiaries will end on December 31 in each year.

          7.4.1. ANNUAL REPORTS.

          The Company will furnish to each holder of a Note as soon as available, and in any event within 95 days after the end of each fiscal year,
(1) the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, (2) the Consolidated statements of income and Consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal year and (3) the Combined and Combining statements of income and Combined and Combining statements of changes in shareholders' equity and of cash flows for each of (A) the Core Mutual Fund Subsidiaries, (B) the Pioneer Goldfields Entities and (C) the other Subsidiaries of the Company for such fiscal year, all in reasonable detail and together, in the case of Consolidated financial statements in paragraphs (1) and (2) of this Section 7.4.1, with comparative figures for the preceding fiscal year or fiscal year end, all accompanied by:

          (a) Unqualified reports of Arthur Andersen LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing) containing no material uncertainty, to the effect that they have audited the Consolidated financial statements in accordance with generally accepted auditing standards in the United States and that the Consolidated financial statements present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

          (b) A report by such accountants that in the course of their annual audit of the Company and its Subsidiaries, nothing came to their attention that caused them to believe that the Company failed to comply with the terms, covenants, provisions and conditions of Section 7.5, as calculated on an annual basis that coincides with the Company's fiscal year end, of this Agreement insofar as they relate to accounting matters. The report is furnished by such accountants with the understanding that their audit was not directed primarily toward obtaining knowledge of such noncompliance. Further, it is understood that the report is intended solely for the information and use of (i) the management of the Company and (ii) the holders of the Notes hereunder, and cannot be used for any other purposes without the prior written consent of such accountants.

          (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

          (d) In the event of a change in GAAP after the date hereof, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in
     Section 7 and the related definitions.

          (e) Computations by the Company demonstrating, as of the end of such fiscal year, (i) compliance with the Computation Covenants, (ii) Combined Unreimbursed Sales Commissions for the previous fiscal quarter then ended and (iii) the Total Estimated Collectible Amount as of the end of such fiscal year.

          (f) Computations by the Company comparing the financial statements referred to above with the most recent budgets for such fiscal year furnished to the holders of the Notes in accordance with Section 7.4.3(a).

          (g) Calculations, as at the end of the fiscal year covered by such financial statements, of (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

          (h) Supplements to Exhibits 8.1 and 8.4 showing any changes in the information set forth in such Exhibits during the last quarter of such fiscal year.

          (i) Reconciliation of beginning and ending balances of the Funds on an aggregate basis showing sales, redemptions, exchanges and changes in net asset value on a group basis for the following groups: money market, equity, fixed income and other.

          7.4.2. QUARTERLY REPORTS.

          The Company will furnish to each holder of the Notes as soon as available and, in any event, within 50 days after the end of each of the first three fiscal quarters of the Company, (1) the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (2) the Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ending and (3) the Combined and Combining statements of income and Combined and Combining statements of cash flows for each of (A) the Core Mutual Fund Subsidiaries, (B) the Pioneer Goldfields Entities and (C) the other Subsidiaries of the Company for such fiscal quarter and for the portion of the fiscal year then ending, all in reasonable detail and together, in the case of the Consolidated financial statements, with comparative figures for the same date or period in the preceding fiscal year, all accompanied by:

          (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          (b) In the event of a change in GAAP after the date hereof, computations by the Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in
     Section 7 and related definitions.

          (c) Computations by the Company demonstrating, as of the end of such quarter, (i) compliance with the Computation Covenants, (ii) Combined Unreimbursed Sales Commissions for such period, and (iii) the Total Estimated Collectible Amount as of the end of such fiscal quarter.

          (d) Computations by the Company comparing the financial statements referred to above with the most recent budgets for such fiscal year furnished to the holders of the Notes in accordance with Section 7.4.3(a).

          (e) Supplements to Exhibits 8.1 and 8.4 showing any changes in the information set forth in such Exhibits during such fiscal quarter.

          (f) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

          (g) Reconciliation of beginning and ending balances of the Funds on an aggregate basis showing sales, redemptions, exchanges and changes in net asset value on a group basis for the following groups: money market, equity, fixed income and other.

          7.4.3. OTHER REPORTS.

          The Company will promptly furnish to each holder of the Notes:

          (a) As soon as prepared and in any event before February 15 in each year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries.

          (b) Any material updates of such budget and projections.

          (c) Any management letters furnished to the Company or any Subsidiary by the Company's auditors.

          (d) All budgets, projections, Consolidated statements of operations and other reports furnished by the Company or any Subsidiary generally to the shareholders of the Company in such capacity.

          (e) Such registration statements, proxy statements and reports, including Forms 10-K, 10-Q, 8-K, ADV and BD, as may be filed by the Company or any Subsidiary (but in no event including the Trusts and Funds) with the Securities and Exchange Commission.

          (f) Any 90-day letter or 30-day letter from the Internal Revenue Service asserting tax deficiencies against the Company and its Subsidiaries.

          (g) Upon the request of such holder, the Trust financial statements and auditor opinions required by Section 7.2.4.

          (h) Notice of Litigation; Notice of Defaults. The Company will promptly furnish to each holder of the Notes notice of any litigation or any administrative or arbitration proceeding to which the Company or any Subsidiary may hereafter become a party which poses a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of at least $1,000,000 or which seeks to enjoin or questions the validity or enforceability of any Credit Document. Promptly upon acquiring knowledge thereof, the Company will notify each holder of the Notes of the existence of any Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

          7.4.4. ERISA REPORTS.

          The Company will furnish to each holder of the Notes as soon as available the following items with respect to any Plan:

          (a) anyrequest for a waiver of the funding standards or an extension of the amortization period,

          (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

          (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

          (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

          (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

          7.4.5. OTHER INFORMATION.

          From time to time upon request of any holder of a Note, each of the Company and its Subsidiaries will furnish to such holder such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such holder may reasonably request, including copies of all tax returns, licenses, agreements, contracts, leases and instruments to which any of the Company or its Subsidiaries is party, including copies of the Investment Advisory Contracts, Distribution Plans or Distribution Agreements, principal underwriting agreements and custodian, registrar, transfer agent and shareholder services contracts of the Company, the Subsidiaries and the Funds. The authorized officers and representatives of each holder of a Note shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of their books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Company and its Subsidiaries pursuant to this Section 7.4 or otherwise and ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

     7.5. CERTAIN FINANCIAL TESTS.

          7.5.1. DEBT TO COMBINED MUTUAL FUND CASH FLOW.

          On June 30, 1997 and on the last day of each fiscal quarter of the Company thereafter, Company Total Debt shall not exceed 300% of Combined Mutual Fund Cash Flow for the four consecutive fiscal quarters of the Company then ending.

          7.5.2. COMBINED ADJUSTED CASH FLOW TO CONSOLIDATED FIXED CHARGES.

          On the last day of each fiscal quarter of the Company (commencing with the quarter ending on June 30, 1997), Combined Adjusted Cash Flow for the four consecutive fiscal quarters then ending shall equal or exceed 400% of Consolidated Fixed Charges for such period.

          7.5.3. CONSOLIDATED TANGIBLE NET WORTH.

          Consolidated Tangible Net Worth shall at all times equal or exceed $127,000,000; PROVIDED, HOWEVER, that on the first day of each fiscal quarter of the Company beginning after the Closing Date, such dollar amount shall be increased by an amount equal to 50% of Consolidated Net Income (only if in excess of zero) for the fiscal quarter then most recently ended.

     7.6. INDEBTEDNESS.

          Neither the Company nor any Subsidiary of the Company will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

          7.6.1. Indebtedness in respect of the Credit Obligations and the Bank Credit Facility.

          7.6.2. Indebtedness of the Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary,

PROVIDED that immediately before and after giving effect to the incurrence of such Indebtedness, no Default exists.

          7.6.3. Current liabilities existing from time to time, other than for borrowed money, incurred in the ordinary course of business.

          7.6.4. To the extent that payment thereof shall not at the time be required by Section 7.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          7.6.5. Indebtedness secured by Liens of carriers, warehousemen, mechanics and landlords permitted by Sections 7.8.5 and 7.8.6.

          7.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review, so long as execution thereof shall have been stayed pending such appeal or review and the Company or such Subsidiary shall have taken appropriate reserves therefor consistent with GAAP.

          7.6.7. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          7.6.8. Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 7.9.

          7.6.9. Guarantees permitted by Section 7.7.

          7.6.10. Financing Debt outstanding on the date hereof and described on
Exhibit 8.4.

          7.6.11. Obligations under Interest Rate Protection Agreements required by the Bank Credit Facility.

     7.7. GUARANTEES; LETTERS OF CREDIT.

          Neither the Company nor any Subsidiary of the Company will become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financial guarantees by third parties, except the following:

          7.7.1. Guarantees of the Credit Obligations.

          7.7.2. Guarantees of Indebtedness by the Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary, PROVIDED that immediately before and after giving effect to such Guarantee, no Default exists.

          7.7.3. Guarantees of the Credit Obligations as defined in the Bank Credit Facility.

     7.8. LIENS.

          Neither the Company nor any Subsidiary of the Company, shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits it from creating any Lien), except the following:

          7.8.1. Restrictions on transfer and Liens contained in the Credit Documents and the Bank Credit Facility.

          7.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by
Section 7.1.

          7.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 7.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested payments to the extent that payment thereof shall not at that time be required by Section 7.1.

          7.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 7.6.6.

          7.8.5. Liens of carriers, warehousemen, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

          7.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignments of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

          7.8.7. Restrictions under federal and state securities laws on the transfer of securities.

          7.8.8. Restrictions under Foreign Trade Regulations on the transfer or licensing of certain assets of the Company and its Subsidiaries.

          7.8.9. Set-off rights of depository institutions with which the Company or any Subsidiary maintains deposit accounts.

          7.8.10. Liens of the Core Mutual Fund Subsidiaries constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; PROVIDED, HOWEVER, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and PROVIDED, FURTHER, that the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section
7.8.10 shall not exceed $5,000,000 at any one time.

          7.8.11. Any prohibition imposed by applicable law, including Section 15(a) of the Investment Company Act and Section 205 of the Investment Advisers Act, or any regulatory agency, on the creation of Liens and the assignment of contracts.

          7.8.12. Liens incurred by the Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary, PROVIDED that immediately before and after giving effect to the incurrence of such Lien, no Default exists, and PROVIDED, FURTHER that in no event shall any pledge of stock be permitted with respect to the stock of any of the Core Mutual Fund Subsidiaries or, subject to Section 7.8.13, the stock of any of the Pioneer Goldfields Entities.

          7.8.13. Liens with respect to the stock of the Pioneer Goldfields Entities shall be permitted if (i) the Revolving Credit Facility under the Bank Credit Facility shall have been repaid or discharged in full and the commitment for such Revolving Credit Facility shall have been terminated and (ii) Combined Mutual Fund Cash Flow exceeds $30,000,000 for the twelve month period ending on the date of the most recently ended fiscal quarter for which financial statements have been furnished (or were required to be furnished) by the Company to the holders of the Notes pursuant to Section 7.4.2, PROVIDED, HOWEVER, that no such Lien shall secure any Indebtedness owing to any bank or that is otherwise incurred directly or indirectly to refinance any Indebtedness under the Bank Credit Facility.

     7.9. INVESTMENTS AND ACQUISITIONS.

          Neither the Company nor any Subsidiary of the Company will have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

          7.9.1. Investments of the Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary; PROVIDED that immediately before and after giving effect to such Investment, no Default exists.

          7.9.2. Investments of the Core Mutual Fund Subsidiaries in Wholly Owned Subsidiaries of the Core Mutual Fund Subsidiaries; PROVIDED, HOWEVER, that so long as immediately before and after giving effect thereto no Default exists, Investments in Wholly Owned Subsidiaries may be made only to the extent reasonably necessary for the conduct of the business permitted by Section 7.2.1.

          7.9.3. Investments in Cash Equivalents.

          7.9.4. Intercompany loans and advances from any Core Mutual Fund Subsidiary to any other Core Mutual Fund Subsidiary or the Company, but only to the extent reasonably necessary for Consolidated tax planning and working capital management.

          7.9.5. Prepaid royalties and fees paid in the ordinary course of business.

          7.9.6. Investments in investment companies sponsored by the Company for which the Company or any Core Mutual Fund Subsidiary is or will become the investment adviser.

          7.9.7. Guarantees permitted by Section 7.7.

     7.10. DISTRIBUTIONS.

          Neither the Company nor any Subsidiary of the Company shall make any Distribution except for the following:

          7.10.1. The Core Mutual Fund Subsidiaries may make Distributions to the Company or to any other Core Mutual Fund Subsidiary to the extent reasonably necessary for the conduct of the business permitted by Section 7.2.1.

          7.10.2. The Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary may make Distributions to its stockholders during any fiscal quarter of the Company; PROVIDED that immediately before and after giving effect thereto, no Default exists.

          7.10.3. The Company and each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary may make Investments permitted by Section 7.9; PROVIDED that immediately before and after giving effect thereto, no Default exists.

     7.11. MERGER, CONSOLIDATION AND DISPOSITIONS OF ASSETS.

          Neither the Company nor any Subsidiary of the Company will become party to any merger or consolidation or will sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets, or agree to do any of the foregoing, except the following:

          7.11.1. The Core Mutual Fund Subsidiaries and the Pioneer Goldfields Entities may sell or otherwise dispose of (a) inventory in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value and (c) tangible assets or stock or assets of Inactive Subsidiaries that are no longer used or useful in the business of the Core Mutual Fund Subsidiaries and the Pioneer Goldfields Entities; PROVIDED, HOWEVER, that the aggregate fair market value (or book value if greater) of such assets, rights or stock no longer being used or useful shall not exceed $1,000,000 in any fiscal year.

          7.11.2. Subject to Section 9.1.13, any Core Mutual Fund Subsidiary may merge or be liquidated into the Company or any other Core Mutual Fund Subsidiary (other than an Excluded Subsidiary).

          7.11.3. Subject to Section 9.1.13, any of the Pioneer Goldfields Entities may merge or be liquidated into the Company or any of the other Pioneer Goldfields Entities.

          7.11.4. Each Subsidiary of the Company which is not a Core Mutual Fund Subsidiary or a Pioneer Goldfields Entity may enter into a merger, consolidation, sale, lease, sale and leaseback, sublease or other disposition of its assets, PROVIDED that immediately before and after giving effect to such transaction, no Default exists.

          7.11.5. The Company or Pioneer Goldfields Holdings, Inc. may sell a non-controlling equity interest in Pioneer Goldfields Limited or Teberebie Goldfields Limited, PROVIDED, HOWEVER, that prior to the application of any portion of the net cash proceeds received by the Company or any of its Subsidiaries from any such sale to the prepayment of the Revolving Loan under the Bank Credit Facility, the Company shall have made an offer to the holders of all Notes at the time outstanding (such offer to provide each holder with sufficient information to make an informed decision and to remain open for at least ten Business Days) to purchase (at not less than par plus accrued interest), pro rata among all Notes tendered, an aggregate principal amount of Notes at least equal to the amount that bears the same relation to the outstanding principal amount of the Notes as the amount of the permanent reduction of the Maximum Amount of Revolving Credit (as such term is defined in the Bank Credit Facility) resulting from such transaction under Section 4.2.3 of the Bank Credit Facility bears to such Maximum Amount of Revolving Credit before giving effect to such reduction, and PROVIDED, FURTHER, that any such prepayment of Notes shall be made prior to or concurrently with such prepayment of such Revolving Loan.

          7.11.6. The Company may enter into a merger, consolidation, sale, lease, sale and leaseback, sublease or other disposition of its assets, provided that (a) immediately before and after giving effect to such transaction, no Defaults exists and (b) in case of a merger, consolidation or a sale, lease or other disposition of all or substantially all of its assets in a single transaction or series of related transaction, the successor formed by such consolidation or the survivor of such merger or the Person that acquires all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes.

     7.12. ISSUANCE OF STOCK BY SUBSIDIARIES; SUBSIDIARY DISTRIBUTIONS; SUBSIDIARY GUARANTORS.

          7.12.1. ISSUANCE OF STOCK BY SUBSIDIARIES.

          No Subsidiary of the Company which is not a Core Mutual Fund Subsidiary or a Pioneer Goldfields Entity shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than the Company or any

Wholly Owned Subsidiary of the Company unless, immediately before and after giving effect thereto, no Default exists.

     7.12.2. ISSUANCE OF STOCK BY CORE MUTUAL FUND SUBSIDIARIES OR PIONEER GOLDFIELDS ENTITY.

          No Core Mutual Fund Subsidiary or Pioneer Goldfields Entity shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than the Company or any Wholly Owned Subsidiary of the Company; PROVIDED that, subject to Section 7.11.5, a public offering or other sale with respect to equity interests in the Pioneer Goldfields Entities shall be permitted.

          7.12.3. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.

          Except for restrictions contained in the Credit Documents and the Bank Credit Facility, neither the Company nor any Subsidiary will enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

     7.13. ERISA, ETC.

          Each of the Company and its Subsidiaries will comply, and will cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries will meet, and will cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $1,000,000. The Company and its Subsidiaries will not withdraw, and will cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $1,000,000.

     7.14. TRANSACTIONS WITH AFFILIATES.

          Other than the Material Agreements, neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries, except for Investments permitted by Section 7.9.6, and except for certain expense subsidies, consistent with past practice, for Funds for which the Company or any Subsidiary acts as an investment adviser) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     7.15. [INTENTIONALLY OMITTED].

     7.16. MAINTENANCE OF FEE STRUCTURE.

          With respect to the B Shares, neither the Company nor any Subsidiary shall cause or permit dealer commissions to be amended to be more favorable to the Brokers or Redemption Fees to be amended to be more favorable to the shareholders of the B Share Funds. The Company and each Subsidiary of the Company, as the case may be, shall continue to receive Distribution Fees at rates no less favorable than the minimum amounts set forth on Exhibit 7.16 and shall continue to act as sole distributor of each Fund and to be the only Person to whom the Funds are permitted to make any payments under the respective Distribution Plan or Distribution Agreement. Exhibit 7.16 may be amended from time to time by the Company upon 60 days prior notice to the holders of the Notes, only to add to such Exhibit a Fund with dealer reallowances no more favorable to the Brokers and Redemption Fees and Distribution Fees no more favorable to the shareholders of such Fund than those applicable to the Funds set forth on Exhibit 7.16 on the date hereof. Notwithstanding the foregoing, the waiver by the Company of Redemption Fees with respect to B Shares sold pursuant to the Merrill Lynch 401(k) Program shall be permitted.

     7.17. MAINTENANCE OF MUTUAL FUND CONTRACTS.

          The Company and the Core Mutual Fund Subsidiaries shall cause each Investment Advisory Contract, Distribution Plan or Distribution Agreement to which it is a party to be renewed on an annual basis on terms at least as favorable to the Company or the Core Mutual Fund Subsidiary, as the case may be.

     7.18. BANK CREDIT FACILITY MATTERS.

          7.18.1. The Company will not, and will not permit any Subsidiary to, without the prior written consent of the Required Holders, (i) voluntarily repay or prepay the B Share Term Loan under the Bank Credit Facility or (ii) consent to any amendment of the amount or date of any required repayment or prepayment of any Indebtedness outstanding under the Bank Credit Facility.

          7.18.2. The Company will not, and will not permit any Subsidiary to, enter into any amendment, modification or supplement to the Bank Credit Facility that contains conditions, covenants or events of default, or related definitions, that are more burdensome or restrictive to the Company or such Subsidiary than those contained in the Bank Credit Facility are to the Company or such Subsidiary on the date hereof, except for substantially identical and concurrent amendments, modifications or supplements to the Bank Credit Facility and this Agreement.

8.   REPRESENTATIONS AND WARRANTIES.

          In order to induce the Purchaser to purchase Notes hereunder, the Company represents and warrants that:

     8.1. ORGANIZATION AND BUSINESS.

          8.1.1. COMPANY.

          The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement, the Notes and each other Credit Document to which it is party and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Purchaser and are correct and complete. Exhibit 8.1 sets forth (i) the address of the Company's principal executive office and chief place of business and (ii) the name under which the Company conducts its business and the jurisdictions in which the name is used.

          8.1.2. SUBSIDIARIES.

          Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and
(b) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary that is a party to this Agreement have been previously delivered to the Purchaser and are correct and complete. Exhibit 8.1 sets forth (i) the name and jurisdiction of organization of each Subsidiary, (ii) the address of the chief executive office and principal place of business of each Subsidiary, (iii) each name under which each Subsidiary conducts its business and the jurisdictions in which each such name is used and (iv) with respect to the Core Mutual Fund Subsidiaries and the Pioneer Goldfields Entities, the number of authorized and issued shares and ownership of each such Subsidiary.

          8.1.3. QUALIFICATION.

          Except as set forth on Exhibit 8.1, each of the Company and each Subsidiary is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

     8.2. FINANCIAL STATEMENTS AND OTHER INFORMATION; MATERIAL AGREEMENTS.

          8.2.1. FINANCIAL STATEMENTS AND OTHER INFORMATION.

          The Company has previously furnished to the Purchaser copies of the following:

          8.2.1.1. The Company's Annual Reports on Form 10-K and its annual reports to stockholders for its fiscal years ended December 31 in each of 1995 and 1996, including the audited Consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of 1995 and 1996 and audited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

          8.2.1.2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, including the unaudited Consolidated balance sheet of the Company and its Subsidiaries as at said date and the unaudited Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter.

          8.2.1.3. Calculations demonstrating pro forma compliance with the Computation Covenants as of March 31, 1997.

          The financial statements referred to in Sections 8.2.1.1 and 8.2.1.2 were prepared in accordance with GAAP and fairly present the financial position of each of the

Company and its Subsidiaries, respectively, covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the most recent audited balance sheet referred to in Section 8.2.1.1 or the notes thereto.

          The financial statements referred to in Sections 8.2.1.1 and 8.2.1.2 were prepared in accordance with GAAP and fairly present the financial position of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

          8.2.2. MATERIAL AGREEMENTS.

          The Company has previously furnished to the Purchaser correct and complete copies, including all exhibits, schedules and amendments thereto, of the following agreements (the "MATERIAL AGREEMENTS"):

          8.2.2.1. the form of Distribution Plan or Distribution Agreement.

          8.2.2.2. the form of Investment Advisory Contract.

          8.2.2.3. the OPIC insurance policy naming the Purchaser and the holders from time to time of the Notes as "Loss Payees".

          8.2.3. INVESTMENT ASSETS UNDER MANAGEMENT.

          The aggregate investment assets under management by the Company and its Subsidiaries were at least $11,000,000,000 on March 31, 1997.

     8.3. CHANGES IN CONDITION.

          No Material Adverse Change has occurred, and since December 31, 1996, neither the Company nor any Subsidiary has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements or as specifically described to the Purchaser in writing prior to the execution of this Agreement.

     8.4. AGREEMENTS RELATING TO FINANCING DEBT.

          Exhibit 8.4 sets forth the amounts (as of the dates indicated in Exhibit 8.4) of all Financing Debt of the Company and its Subsidiaries with amounts outstanding or commitments to lend of $2,500,000 or more and all agreements which relate to such Financing Debt, and all Liens with respect to such Financing Debt. The Company has furnished the Purchaser with correct and complete copies of any agreements related to Exhibit
8.4 requested by the Purchaser.

     8.5. TITLE TO ASSETS.

          The Company and its Subsidiaries have good and marketable title to or valid leases of all material assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent audited balance sheet referred to in Section 8.2.1.1 (or the balance sheet most recently furnished to the holders of the Notes pursuant to Section 7.4.1 or 7.4.2), and to all material assets acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 7.8 and except for assets disposed of as permitted by Section 7.11.

     8.6. LICENSES, ETC.

          (a) Pioneering Management Corporation is a registered investment adviser under the Investment Advisers Act, with similar registrations with state authorities required to conduct its business as currently conducted and proposed to be conducted except to the extent immaterial to the Company's business, assets, financial condition or prospects. Pioneer Funds Distributor, Inc. is a registered broker/dealer in good standing under the Exchange Act and a member in good standing of the NASD, with similar registrations with state authorities required to conduct its business as currently conducted and proposed to be conducted except to the extent immaterial to the Company's business, assets, financial condition or prospects. Each Trust is a registered investment company, which registration is in full force and effect, under the Investment Company Act and each Fund or Trust is qualified to be taxed and has been (except to the extent no material liability applies to the Company or any Subsidiary) and is taxed as a regulated investment company under subchapter M of the Code. Pioneer Funds Distributor, Inc. acts as the principal underwriter for the Funds and is the sole recipient of Distribution Fees under the respective Distribution Plan or Distribution Agreement. Each Fund or Trust which is a commodity pool is registered under, or has obtained an exemption from, the Commodities Act. The shares representing beneficial interests in, or common stock of, each Fund or Trust are registered, which registration is in full force and effect, under the Securities Act and, except to the extent immaterial to the Company's business, assets, financial condition or prospects, similar state securities laws. Each Subsidiary required to be a commodity trading advisor under the Commodities Act is so qualified.

          (b) The Company and its Subsidiaries have all material patents, patent applications, patent rights, service marks, service mark rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations, including authorizations under state securities laws, and other material rights as are necessary for the conduct of the business of the Company and its Subsidiaries. All of the foregoing are in full force and effect, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or poses a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affects the rights of any of the Company and its Subsidiaries thereunder so as to result in any Material Adverse Change. No litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing has resulted, or poses a material risk of resulting, in any Material Adverse Change.

     8.7. LITIGATION.

          There is no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator which is pending or, to the knowledge of the Company, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity or enforceability, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any Subsidiary which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

     8.8. TAX RETURNS.

          Each of the Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it. Neither the Company nor any Subsidiary knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

     8.9. AUTHORIZATION AND ENFORCEABILITY.

          Each of the Company and any Subsidiary party to a Subsidiary Guarantee has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document, including the issuance of the Notes, to which it is party. Each of this Agreement, the Notes and each other Credit Document constitutes a legal, valid and binding obligation of the Company or such Subsidiary party thereto and is enforceable against such Person in accordance with its terms.

     8.10. NO LEGAL OBSTACLE TO AGREEMENTS.

          Neither the execution and delivery of this Agreement, the Notes or any other Credit Document, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any Subsidiary is a party or by which it is bound, or of the Charter or By-laws of the Company or any Subsidiary;

          (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any Subsidiary;

          (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any Subsidiary; or

          (d) any redemption, retirement or other repurchase obligation of the Company or any Subsidiary under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document or the transactions contemplated hereby or thereby.

     8.11. DEFAULTS.

          Neither the Company nor any Subsidiary is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any Subsidiary is in default under any provision of (a) the Bank Credit Facility or (b) any other agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, in each case under this clause (b) so as to result, or pose a material risk of resulting, in any Material Adverse Change.

     8.12. CERTAIN BUSINESS REPRESENTATIONS.

          8.12.1. LABOR RELATIONS.

          No dispute or controversy between the Company or any Subsidiary and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any Subsidiary anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. The Company and each of the Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted in, or poses a material risk of resulting in, a Material Adverse Change and (b) the payment of wages.

          8.12.2. ANTITRUST.

          Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business except as has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

          8.12.3. ENVIRONMENTAL COMPLIANCE.

          Each of the Company and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act and all other federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, licenses, agreements or governmental restrictions relating to the disposal or use of acids, chemicals, oils, solvents and other hazardous materials, substances or waste products used or produced by the Company and its respective Subsidiaries in the course of their businesses.

          8.12.4. CERTAIN OTHER AGREEMENTS.

          Each of the Funds has entered into Investment Advisory Contracts and shareholder services agreements, and in the case of B Share Funds, a Distribution Plan or Distribution Agreement with the Company or another Subsidiary of the Company, which agreements are in full force and effect. The Company has furnished to the trustees or directors, as the case may be, of each Fund and Trust such information as may be reasonably necessary to evaluate the terms of each Investment Advisory Contract and Distribution Plan or Distribution Agreement in accordance with sections 15(c) and 12(b) of the Investment Company Act.

          8.12.5. CERTAIN LAWS.

          Each of the Company and its Subsidiaries is in compliance with the Investment Company Act, the Investment Advisers Act, the Exchange Act, the Commodities Act and the rules and regulations of the NASD and similar state laws, except to the extent that noncompliance would not result, or pose a material risk of resulting, in any Material Adverse Change. Each Trust and Fund is in compliance with the Investment Company Act and the Securities Act and similar state laws, except to the extent that noncompliance would not result, or pose a material risk of resulting, in any Material Adverse Change.

          Except for periodic inspection reports from the regional office of the Securities and Exchange Commission which have addressed various matters which are not Material, neither the Company nor any Subsidiary has since January 11, 1996 received any correspondence from the Securities and Exchange Commission relating to compliance with federal securities laws. No Person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations of the Securities and Exchange Commission under such Acts.

          8.12.6. BURDENSOME OBLIGATIONS.

          Neither the Company nor any Subsidiary is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction or commitment or requirement for future expenditures which, in the opinion of the management of such Person, is so burdensome as in the foreseeable future to result in, or pose a material risk of resulting in, a Material Adverse Change.

     8.13. COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the
Code) that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 8.13(d) is made in reliance upon and subject to the accuracy of the Purchaser's representation in Section 3.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by it.

     8.14. FOREIGN TRADE REGULATIONS; GOVERNMENT REGULATION.

          8.14.1. FOREIGN TRADE REGULATIONS.

          Neither the execution and delivery of this Agreement, the Notes or any other Credit Document, nor the making by the Company of any use of the proceeds of the sale of the Notes hereunder has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

          8.14.2. GOVERNMENT REGULATION.

          Neither the Company nor any Subsidiary, nor any Person controlling the Company or any Subsidiary or under common control with the Company or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any Subsidiary of Financing Debt as contemplated by this Agreement and the other Credit Documents.

     8.15. USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes for general corporate purposes. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock constitutes less than 5% of the value of the assets of the Company and its Subsidiaries, as determined by any reasonable method, and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets as so determined. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

     8.16. DISCLOSURE.

          Neither this Agreement nor any other Credit Document to be furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby or by such other Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any

Subsidiary which has resulted, or in the future (so far as the Company or any Subsidiary can reasonably foresee) will result, or poses a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

     8.17. PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser and not more than nine other institutional investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     8.18. SOLVENCY.

          The Company is, and after giving effect to the issuance of the Notes on the Closing Date will be, a "solvent institution", as said term is used in
Section 1405(c) of the New York Insurance Law, whose "obligations. . . are not in default as to principal or interest", as said terms are used in said Section 1405(c).

9.   DEFAULTS.

     9.1. EVENTS OF DEFAULT.

          The following events are referred to as "Events of Default":

          9.1.1. The Company or any other Obligor shall fail to make any payment in respect of: (a) interest on or in respect of any of the Notes as the same shall become due and payable, and such failure shall continue for a period of three Business Days or (b) principal of or Make-Whole Amount in respect of any of the Notes as the same shall become due, whether at maturity or by acceleration or otherwise.

          9.1.2. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions (a) of Section 7.4 and such failure shall continue for a period of five Business Days or (b) of Sections 7.5 through 7.17.

          9.1.3. The Company or any Subsidiary or any of their respective Affiliates party to any Credit Document shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Holders within 30 days after notice thereof by any holder of a Note to the Company.

          9.1.4. Any representation or warranty of or with respect to the Company, any Subsidiary or any of their respective Affiliates party to any Credit Document, pursuant to or in connection with this Agreement or any other Credit Document shall be materially false on the date as of which it was made.

          9.1.5. (a) The Company or any Subsidiary shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal and accrued interest exceeding $5,000,000;

          (b) The Company or any Subsidiary shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure shall permit the acceleration of such Financing Debt;

          (c) Any such Financing Debt of the Company or any Subsidiary shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

          (d) Any Lien on any property of the Company or any Subsidiary securing any such Financing Debt shall be enforced by foreclosure or similar action; or

          (e) any Event of Default as defined in the Bank Credit Facility shall occur.

          9.1.6. Except as permitted by Section 7.11, the Company, any Core Mutual Fund Subsidiary any Pioneer Goldfields Entity or any other Subsidiary of the Company with aggregate liabilities in excess of $2,500,000 shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

          9.1.7. Any Credit Document or Material Agreement shall cease, for any reason (other than the scheduled termination thereof in accordance with its terms), to be in full force and effect; or the Company, any Subsidiary or any of their respective Affiliates party thereto shall so assert in a judicial or similar proceeding.

          9.1.8. A final judgment (a) which, with other outstanding final judgments against the Company, the Subsidiaries and any of their Affiliates party to any Credit Document, exceeds an aggregate of $1,000,000 shall be rendered against the Company or any of the Subsidiaries or Affiliates party to any Credit Document, or (b) which grants injunctive relief that results in, or poses a material risk of resulting in, a Material Adverse Change, and if, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

          9.1.9. (a) In any four consecutive fiscal quarters of the Company, Investment Advisory Contracts that account for more than 15% of investment assets under management arising from all Investment Advisory Contracts for the four fiscal quarters of the Company completed immediately prior to the commencement of the four consecutive fiscal quarters in question shall have been terminated during the four fiscal quarters in question and shall not have been extended or replaced (by merger of a Fund or Trust into another Fund or Trust or otherwise) with other Investment Advisory Contracts with terms not materially less favorable to the Company and its Subsidiaries and applicable fee rates not less than the previous terms and applicable fee rates, in each case in the sole discretion of the Majority Holders.

          (b) Any Distribution Plan or Distribution Agreement shall have been terminated and shall not have been extended or replaced with another Distribution Plan or Distribution Agreement with terms not materially less favorable to the Company and its Subsidiaries and applicable fee rates not less than the terms and fee rates applicable to Distribution Fees of the previous Distribution Plan or Distribution Agreement so terminated, in each case in the sole discretion of the Majority Holders.

          9.1.10. ERISA Group Persons shall fail to pay when due amounts (other than amounts being contested in good faith through appropriate proceedings) aggregating in excess of $1,000,000 for all ERISA Group Persons for which they shall have become liable under Title IV of ERISA to pay to the PBGC or to a Plan; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist which would require the PBGC to obtain a decree adjudicating that any Plan must be terminated.

          9.1.11. The Company, any Subsidiary or any of their respective Affiliates obligated with respect to any Credit Obligation shall:

          (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

          (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

          (c) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

          (d) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

          (e) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

          (f) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

          9.1.12. Any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act, but excluding any persons who are directors or officers of the Company on the date of this Agreement who continue to be directors and officers) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company or the percentage of the voting power required to elect a majority of the board of directors of the Company; or during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of the directors of the Company; or any three officers of the Company listed on
Exhibit 9.1.12 shall cease to be employed by the Company for any reason.

          9.1.13. The Company shall at any time cease to beneficially own either
(i) a controlling interest in the Pioneer Goldfields Entities or (ii) a beneficial ownership interest in all of the Core Mutual Fund Subsidiaries at least equal to that existing on the date hereof (or at the time such Core Mutual Fund Subsidiary becomes a Subsidiary of the Company).

          9.1.14. Any Fund or Trust shall cease to be qualified to be taxed as a regulated investment company under subchapter M of the Code.

          9.1.15. Any Material Adverse Change shall have occurred, or any event or events shall have occurred which could reasonably be expected, individually or in the aggregate, to cause a Material Adverse Change.

     9.2. CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT.

          If any one or more Events of Default shall occur, then in each and every such case:

          9.2.1. ACCELERATION.

          (a) If a Bankruptcy Default has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 9.1.1 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 9.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) (to the full extent permitted by applicable law) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the

Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in respect thereof in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          9.2.2. OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 9.2.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          9.2.3. RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to Section 9.2.1(a) or (b), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, has been paid,
(b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11.1 and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to such Notes. No rescission and annulment under this Section 9.2.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     9.3. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the

Company under Section 14.1, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 9, including reasonable attorneys' fees, expenses and disbursements.

10.  INDEMNIFICATION.

          Each of the Obligors agrees, to the fullest extent permitted by applicable law, to indemnify, exonerate and hold the Purchaser and each of its officers, directors, employees and agents (collectively the "INDEMNITEES" and individually an "INDEMNITEE") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including reasonable counsel fees and disbursements (collectively the "INDEMNIFIED LIABILITIES") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes or the execution, delivery, performance or enforcement of this Agreement, any other Credit Document or any instrument contemplated hereby by any of the Indemnitees, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, each of the Obligors agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each of the Obligors under this Section shall survive payment of the Notes.

11.  AMENDMENT AND WAIVER.

     11.1. REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 2, 3, 5 or 8, or any defined term (as it is used therein), will be effective as to the Purchaser unless consented to by the Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 9 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 5, 9.1.1 or 9.2 or this Section 11.1.

     11.2. SOLICITATION OF HOLDERS OF NOTES.

          11.2.1. SOLICITATION.

          The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          11.2.2. PAYMENT.

          The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes or any lender under the Bank Credit Facility as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the comparable terms and provisions of this Agreement and the Bank Credit Facility unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     11.3. BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11.4. NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

12.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     12.1. REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     12.2. TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at its expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred except in denominations of $500,000 or more, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be issued to such holder in a denomination of less than $500,000.

          As provided in the Intercreditor Agreement, the rights and obligations of the holder of a Note thereunder shall be assigned automatically, without the need for the execution of any document or any other action, to any transferee of such Note whereupon such transferee shall automatically become a party to the Intercreditor Agreement.

     12.3. REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for or an Affiliate of, an original Purchaser or any other Institutional Investor with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13.  PAYMENTS ON NOTES.

          13.1. PLACE OF PAYMENT.

          Subject to Section 13.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

     13.2. HOME OFFICE PAYMENT.

          So long as the Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below the Purchaser's name in Schedule A, or by such other method or at such other address as the Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the place for notices most recently designated by the Company pursuant to Section 15. Prior to any sale or other disposition of any Note held by the Purchaser or its nominee the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by the Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchaser have made in this Section 13.2.

14.  EXPENSES, ETC.

     14.1. TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser and each holder of a Note in connection with such transactions and in connection with any amendments, waivers, consents or other actions under or in respect of this Agreement, the Notes and the Intercreditor Agreement (whether or not such amendment, waiver or consent or other action becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Intercreditor Agreement, or by reason of being a holder of any Note; (b) the costs and expenses, including financial advisors' and accountants' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; and
(c) the costs and expenses incurred from time to time in connection with execution and delivery of any instruments or documents contemplated by this Agreement or the Intercreditor Agreement. The Company will pay, and will save the Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchaser or any subsequent holder of a Note).

          In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the reasonable fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the Closing
Date) of special counsel for the Purchaser which are reflected in the statement of such counsel submitted to the Company at least one Business Day prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

     14.2. SURVIVAL.

          The obligations of the Company under this Section 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

15.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to the Purchaser or its nominee, to the Purchaser or such nominee at the address specified for such communications in Schedule A, or at such other address as the Purchaser or such nominee shall have specified to the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (c) if to the Company or any Guarantor, to it at its address set forth below its signature at the end hereof to the attention of Robert P. Nault, Esq., General Counsel, or at such other address as the Company or such Guarantor shall have specified to the holder of each Note in writing. Notices under this Section 15 will be deemed given only when actually received.

16.  COURSE OF DEALING; AMENDMENTS AND WAIVERS.

          No course of dealing between the Purchaser or any holder of a Note, on the one hand, and the Company or any Subsidiary or Affiliate of the Company, on the other hand, shall operate as a waiver of any of the rights of the Purchaser or any holder or holders of Notes under this Agreement or any other Credit Document or with respect to the Credit Obligations. The Company acknowledges that if the Purchaser or any holder of a Note, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, any of the Company and its Subsidiaries or any of their respective Affiliates, the holders of the Notes shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission in exercising any right, or any partial exercise of any right, on the part of the Purchaser or any holder of a Note under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the holders of the required Credit Obligations.

17.  DEFEASANCE.

          When all Credit Obligations have been paid, performed and reasonably determined by the holders of the Notes to have been indefeasibly discharged in full, this Agreement shall terminate; PROVIDED, HOWEVER, that Sections 10, 14, 18 and 19 shall survive the payment of the Notes and the termination of this Agreement.

18.  VENUE; SERVICE OF PROCESS.

          Each of the Company and the Purchaser:

          (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Notes or any other Credit Document or the subject matter hereof or thereof.

          (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Notes or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

          Each Obligor consents to process being served in any suit, action or proceeding of the nature referred to in clause (a) above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Obligor at its address specified in Section 15 or at such other address of which the holders of the Notes shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to such Obligor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this paragraph shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against one or more of the Obligors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

19.  WAIVER OF JURY TRIAL.

          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY NOTE OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchaser that the provisions of this Section 19 constitute a material inducement upon which the Purchaser has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 19 with its counsel. Any holder of a Note or the Company may file an original counterpart or a copy of this Section 19 with any court as written evidence of the consent of the parties hereto to the waiver of their rights to trial by jury.

20.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser on the Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 4.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or premium, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.  GENERAL.

          All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by the Purchaser, notwithstanding any investigation made by the Purchaser on its behalf, and shall survive the execution and delivery hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


THE PIONEER GROUP, INC.                 PURCHASER

By   WILLIAM H. KEOUGH Senior Vice      THE TRAVELERS INSURANCE COMPANY
     President, Chief Financial
     Officer and Treasurer              By   JOHN W. PETCHLER
                                             Second Vice president
60 State Street
Boston, MA 02109-1820                   ACKNOWLEDGED WITH RESPECT TO
                                        SECTIONS 7.8.12 AND 7.8.13:
GUARANTORS
                                        PIONEER GOLDFIELDS HOLDINGS, INC.
PIONEERING MANAGEMENT CORPORATION
                                        By   JOHN F. COGAN, JR
By   WILLIAM H. KEOUGH                       Director
     Treasurer
                                        60 State Street
60 State Street                         Boston, MA 02109-1820
Boston, MA 02109-1820
                                        PIONEER GOLDFIELDS LTD.
PIONEER MANAGEMENT (IRELAND) LTD.
                                        By   JOHN F. COGAN, JR
By   JOHN F. COGAN, JR.                      Director
     Director

60 State Street                         By   JOHN LAWLOR
Boston, MA 02109-1820                        Director

PIONEERING SERVICES CORP.               60 State Street
                                        Boston, MA 02109-1820
By   WILLIAM H. KEOUGH
     Treasurer                          TEBEREBIE GOLDFIELDS LTD.

60 State Street                         By   JOHN F. COGAN, JR
Boston, MA 02109-1820                        Chairman

                                        By   JOHN LAWLOR
                                             Director

                                        60 State Street
                                        Boston, MA 02109-1820

                                   SCHEDULE A

          This Schedule A shows the manner of payment and addresses of the Purchaser under the foregoing Note Agreement.

THE TRAVELERS INSURANCE COMPANY

(1)  All payments on account of the Notes
     shall be made by wire transfer of
     federal or other immediately available
     funds prior to 12:00 noon (New York
     time) on the due date to The Travelers
     Insurance Company--Consolidated Private
     Placement Account No. 910-2-587434 at
     The Chase Manhattan Bank, One Chase
     Plaza, New York, New York 10081, ABA#
     021-000021, with sufficient information
     (including interest rate and maturity)
     to identify the source and application
     of such funds, including the PPN: B225
     3# AA 2 of the Notes.

(2)  Address for all notices in respect of
     payment:

     One Tower Square
     Hartford, CT  06183-2030
     Attn:  Securities Department-
               Cashier

(3)  Address for all other communications:

     One Tower Square
     Hartford, CT  06183-2030
     Attention:  Securities Department-
                 Private Placements

     Telecopy:  (860) 954-5243

(4)  Tax Identification No.:  06-0566090

                                                                     EXHIBIT 2.1

                                 [FORM OF NOTE]

                           7.95% Senior Note due 2004


No. R-                                                        New York, New York
$______________                                                           [Date]
PPN: B225 3# AA 2


          THE PIONEER GROUP, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars (or so much thereof as shall not have been prepaid) on August 15, 2004, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 7.95% per annum, quarterly on February 15, May 15, August 15 and November 15 in each year until such principal sum shall have become due and payable (whether at maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and to pay on demand interest (so computed) on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at a rate per annum equal to the greater (determined on a daily basis) of (i) 9.95% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in The City of New York as its prime or base rate. Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in the manner and to the address designated by the holder hereof and, in the absence of such designation, at said principal office of Citibank, N.A.

          This Note is one of an issue of Senior Notes of the Company issued pursuant to the Note Agreement dated as of August 14, 1997 (the "Note Agreement"), entered into by the Company and certain of its Subsidiaries, as guarantors, with an institutional investor. The holder of this Note is entitled to the benefits of the Note Agreement and is also entitled to the benefits of a certain Intercreditor Agreement referred to therein.

          The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated following an Event of Default, all as provided in the Note Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration, including without limitation the payment of a make-whole premium in connection therewith.

          Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company and any agent of the Company may deem and treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments of the principal of, premium, if any, and interest hereon and for all other purposes whatsoever, whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

          As provided in the Note Agreement, this Note shall be governed by and construed in accordance with the law of the State of New York.

                              THE PIONEER GROUP, INC.



                              By_______________________________
                                 Title:

                                                                     EXHIBIT 2.3

                             INTERCREDITOR AGREEMENT

          INTERCREDITOR AGREEMENT dated as of August 14, 1997 between: (x) the institutional investor listed first on the Signature Pages hereof (herein, together with the holders from time to time of the Senior Notes referred to below, the "SENIOR NOTEHOLDERS"), and (y) the lenders (including the agent bank) listed on the Signature Pages hereof (herein, together with any other institution which may become a lender under the Credit Agreement referred to below, the "BANKS").

          WHEREAS, the Senior Noteholder listed on the Signature Pages hereof proposes to purchase 7.95% Senior Notes due 2004 (the "SENIOR NOTES") of The Pioneer Group, Inc. (the "COMPANY"), issued in an aggregate original principal amount of $20,000,000 pursuant to the Note Agreement dated as of August 14, 1997 (as hereafter amended, modified or supplemented from time to time, the "NOTE AGREEMENT") entered into by such Senior Noteholder with the Company and certain of its Subsidiaries designated therein as Guarantors;

          WHEREAS, the Company is a party to the Credit Agreement dated as of June 6, 1996 among the Company, certain of its Subsidiaries which are signatories thereto, including Subsidiaries designated therein as Borrower Subsidiaries or Guarantors, each Bank and the Agent (as amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT"), pursuant to which certain revolving credit and term loan facilities have been made available to the Company and said Borrower Subsidiaries;

          WHEREAS, pursuant to the Note Agreement the existing Subsidiaries of the Company designated as Guarantors therein have jointly and severally guaranteed the payment of all obligations of the Company under the Note Agreement and the Senior Notes and all other Credit Obligations referred to in the Note Agreement and certain other Subsidiaries may hereafter guarantee such obligations by joining the Note Agreement pursuant to Section 9.6 thereof (such existing and future guarantees are collectively the "SENIOR NOTE GUARANTEES"), and pursuant to the Credit Agreement the Company and said Subsidiaries also have jointly and severally guaranteed the payment of all obligations of the Company and said Borrower Subsidiaries in respect of such revolving credit and term loan facilities and all other Credit Obligations referred to in the Credit Agreement and certain other Subsidiaries may hereafter guarantee such obligations by joining the Credit Agreement pursuant to Section 6.9 thereof (such existing and future guarantees are collectively the "CREDIT AGREEMENT GUARANTEES"); and

          WHEREAS, it is a condition precedent to the purchase of the Senior Notes under the Note Agreement that the Banks enter into this Agreement; and

          NOW, THEREFORE, the parties hereto agree as follows:

          1. DEFINED TERMS. The following terms shall have the following respective meanings:

          "BANKS" has the meaning specified in the Introduction hereof.

          "COMPANY" has the meaning specified in the first "Whereas" hereof.

          "CREDIT AGREEMENT" has the meaning specified in the second "Whereas" hereof.

          "CREDIT AGREEMENT GUARANTEES" has the meaning specified in the third "Whereas" hereof.

          "CREDIT AGREEMENT OBLIGATIONS" means the Credit Obligations as defined in the Credit Agreement.

          "EXPOSURE PERCENTAGE" means, with respect to any Senior Noteholder or Bank at any particular time, the result of dividing (i) the sum of the aggregate principal amount of all Senior Obligations then outstanding and held by such Senior Noteholder or Bank plus accrued interest then due and payable in respect of such aggregate principal amount by (ii) the sum of the aggregate principal amount of all Senior Obligations then outstanding plus all accrued interest then due and payable in respect thereof as aforesaid.

          "GUARANTOR" means any Guarantor under the Note Agreement and any Guarantor under the Credit Agreement.

          "GUARANTOR'S OBLIGATIONS" means, as to any Guarantor, the obligations of such Guarantor with respect to principal and interest under the Senior Note Guarantees and the Credit Agreement Guarantees.

          "NOTE AGREEMENT" has the meaning specified in the first "Whereas" hereof.

          "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "REQUIRED HOLDERS" means the holders of at least 66-2/3% in aggregate principal amount of the outstanding Senior Notes.

          "REQUIRED LENDERS" has the meaning specified in the Credit Agreement.

          "SENIOR NOTE GUARANTEES" has the meaning specified in the third "Whereas" hereof.

          "SENIOR NOTEHOLDERS" has the meaning specified in the Introduction hereof.

          "SENIOR NOTE OBLIGATIONS" means the Credit Obligations as defined in the Note Agreement.

          "SENIOR OBLIGATIONS" means the Senior Note Obligations and the Credit Agreement Obligations.

          2. PARI PASSU NATURE OF GUARANTOR'S OBLIGATIONS. The Senior Noteholders and the Banks acknowledge and agree that they intend that all Guarantor's Obligations will rank PARI passu in right of payment (including without limitation equal in seniority) to each other, notwithstanding any claim or proceeding relating to or affecting any Guarantor asserted by or on behalf of the Company or such Guarantor, the bankruptcy estate of such Guarantor, the Banks, the Senior Noteholders or any of their respective successors or assigns under any law relating to bankruptcy, insolvency, reorganization or fraudulent conveyance and without regard to any differences between the consideration received or other benefits, if any, respectively derived by such Guarantor from or in exchange for its Senior Note Guarantee and its Credit Agreement Guarantee and from or in exchange for the incurrence of the Guarantor's Obligations of such Guarantor. In furtherance of the foregoing, the Senior Noteholders and the Banks acknowledge and agree that they shall not assert or in any way claim that a Guarantor did not derive equal and ratable benefits from and in exchange for its Senior Note Guarantee and its Credit Agreement Guarantee.

          3.   PRO RATA SHARING OF CERTAIN PAYMENTS.

          (a) In the event that, at any time after the commencement and continuance (or within the applicable preference period in a bankruptcy case) of any such claim or proceeding referred to in Section 2 above relating to the Company or any Guarantor, any holder of Senior Obligations realizes any amount in any manner inconsistent with the intent expressed in Section 2 above, including without limitation by the exercise of the right of setoff or banker's lien in respect of any account or against any other asset maintained by the Company or any Guarantor in respect of any Senior Obligations, then, subject to the limitations of subsection (b) below: (i) such holder of Senior Obligations (the "PURCHASING HOLDER") shall purchase (for cash or, if any such consideration realized is other than cash, then at the Purchasing Holder's option, such other consideration or cash equivalent to the fair market value of such consideration) without recourse or warranty, from each other holder of Senior Obligations, an interest in all of the Senior Obligations held by such other holder in an aggregate amount equal to the amount so realized by the Purchasing Holder multiplied by such other holder's Exposure Percentage before giving effect to such realized amount and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that all holders of Senior Obligations share such payment ratably; provided that if all or any portion of the amount so realized is thereafter recovered from the Purchasing Holder, such purchase from each other holder of Senior Obligations shall be rescinded and the purchase price restored (pro rata, based on each holder's Exposure Percentage immediately before the purchase was made) to the extent of such recovery, but without interest. For purposes of this Section all amounts realized by a Purchasing Holder in respect of the Senior Obligations at any time prior to the payment in full of all Senior Obligations held by such Purchasing Holder shall be deemed to be applied by such Purchasing Holder to such Senior Obligations.

          (b) No Purchasing Holder shall be obligated to purchase any interest in the Senior Obligations held by any other holder of Senior Obligations if such other holder's willful misconduct (unrelated to questions of consideration or benefits as described in subsection (a) above) is determined in the applicable proceeding to be the basis for avoidance or subordination, in whole or in part, of such other holder's Senior Obligations.

          4. AMENDMENT OR WAIVER OF THIS AGREEMENT. None of the terms and conditions of this Agreement may be amended or waived in any manner whatsoever unless in writing duly signed by the Required Holders and the Required Banks.

          5. TERMINATION. This Agreement shall terminate on the date upon which either one of the following conditions is satisfied: (a) all Senior Note Obligations have been indefeasibly paid in full, or (b) all commitments to lend under the Credit Agreement have been terminated and all Credit Agreement Obligations have been indefeasibly paid in full.

          6. INTERCREDITOR AGREEMENT CONTROLS. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the Note Agreement, the Credit Agreement, any instrument evidencing any Senior Note Obligation or any Credit Agreement Obligation, any Senior Note Guarantee or any Credit Agreement Guarantee, the provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

          7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given to the parties hereto at the following addresses (or at such other address as any party, including any subsequent holder from time to time of the Senior Notes or any subsequent agent under the Credit Agreement, may hereafter designate by notice to the other parties hereto at the time):

          SENIOR NOTEHOLDER:

               The Travelers Insurance Company
               One Tower Square
               Hartford, CT 06183-2030
               Attention:  Securities Department
                               Private Placements
                               Telecopy: 860-954-5243

          BANKS:

               BankBoston, N.A.
               Financial Institutions Division
               100 Federal Street - 15th Floor
               Boston, Massachusetts 02110
               Telecopy: 617-434-1537

               The Bank of New York
               One Wall Street, OWS-1
               Securities Industry Division
               New York, New York 10286
               Telecopy:  212-809-9566

               Societe Generale
               1221 Avenue of the Americas
               New York, New York 10020
               Telecopy: 212-278-7153

               State Street Bank & Trust Company
               225 Franklin Street, 8th Floor
               Asset-Based Finance
               Boston, Massachusetts 02110
               Telecopy: 617-338-4041

               Banque Nationale de Paris
               499 Park Avenue, 7th Floor
               New York, New York 10022
               Telecopy: 212-415-9707

               Mellon Bank, N.A.
               One Mellon Bank Center
               Mail Code: 1510370
               Pittsburgh, Pennsylvania 15258
               Telecopy: 412-234-8087

          9. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver all such further documents and instruments and to use its best efforts to take all such further action as may be reasonably necessary or advisable to implement and give effect to the transactions contemplated hereby.

          10.  MISCELLANEOUS.

          (a) This Agreement shall be binding upon the parties and the holders from time to time of any Senior Obligations and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. The rights and obligations of any Bank or Senior Noteholder under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to (and the term "Bank" or "Senior Noteholder" as used in this Agreement shall include) any assignee, transferee or successor of such Bank or Senior Noteholder under the Credit Agreement or the Note Agreement, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to the Credit Agreement or a transfer of Notes pursuant to Section 12.2 of the Note Agreement, as the case may be, and any such assignee, transferee or successor shall automatically become a party to this Agreement. If required by any party to this Agreement, such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written confirmation of its assumption of the obligations of the assignor or transferor hereunder. Each of the Banks and the Senior Noteholder listed on the Signature Pages hereof agrees that it shall deliver a complete copy of this Agreement to any potential assignee, transferee or successor of such Bank or Senior Noteholder prior to the execution of any such assignment or transfer.

          (b) The headings in this Agreement are for purposes of reference only and shall not limit or expand the meaning hereof.

          (c) The provisions of this Agreement are intended solely for the purposes of defining the rights of the holders of Senior Obligations relative to one another. Nothing contained in this Agreement is intended to or shall impair, as between the Guarantors and their respective creditors, the unconditional and absolute obligations of the Guarantors under the Senior Note Guarantees and the Credit Agreement Guarantees as and when the same shall become due and payable; nor shall anything herein prevent any holder of Senior Obligations from accepting any payment with respect to such Senior Obligations or exercising all remedies permitted by applicable law upon any event of default in respect thereof.

          (d) This Agreement shall be interpreted in such a way as to be fully effective and valid under applicable law. If any provision of this Agreement shall be held or deemed to be or shall in fact be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

          11. COUNTERPARTS. This Agreement may be executed in as many counterparts as the parties hereto may deem necessary or convenient and by different parties on separate counterparts, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                         SENIOR NOTEHOLDER:

                              THE TRAVELERS INSURANCE COMPANY


                              By  ______________________
                                  Title:

                         BANKS:

                              BANKBOSTON, N.A.


                              By_______________________________
                                 Title:


                              THE BANK OF NEW YORK


                              By_______________________________
                                 Title:


                              SOCIETE GENERALE


                              By_______________________________
                                 Title:


                              STATE STREET BANK & TRUST COMPANY


                              By_______________________________
                                 Title:


                              BANQUE NATIONALE DE PARIS


                              By_______________________________
                                 Title:


                              MELLON BANK, N.A.

                              By_______________________________
                                 Title:


ACKNOWLEDGED:

THE PIONEER GROUP, INC.


By_______________________________
  Title:

                                                                     Exhibit 5.2

                Guarantors Contribution Agreement

          This Agreement, dated as of August 14, 1997, is among each of The Pioneer Group, Inc., a Delaware corporation (the "Company"), and the guarantors listed on Schedule A hereto (the "Guarantors"), in connection with the Note Agreement dated as of August 14, 1997, as from time to time in effect (the "Note Agreement"), entered into by the Company and the Guarantors with The Travelers Insurance Company (the "Purchaser"). Terms defined in the Note Agreement and not otherwise defined herein are used herein with the meanings so defined.

          The Guarantors agree as follows:

          1. INDUCEMENT. In order to induce the Purchaser to purchase Notes under the Note Agreement, the Guarantors have guaranteed, to the extent provided in the Credit Documents, the payment and performance of all Credit Obligations. The issuance of Notes under the Note Agreement will directly or indirectly inure to the benefit of each Guarantor, and the guarantees referred to in the foregoing sentence are in pursuant of the business purposes of each Guarantor that has given such guarantee as an integral part of the business conducted and proposed to be conducted by it and are reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it. By virtue of the foregoing and after giving effect to the probable liability of each Guarantor on its Subsidiary Guarantee, each Guarantor is receiving at least fair consideration and reasonably equivalent value for such Subsidiary Guarantee.

          2. CONTRIBUTION. The Guarantors agree that, as among themselves in their capacity as guarantors, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due the Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors in the proportion that each, in its capacity as a guarantor, has benefited from the issuance of Notes under the Note Agreement, or if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this Section 2, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each

Guarantor reflects its proportionate share of the Credit Obligations. In the event of any default by any Guarantor under this Section 2, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor's obligations under this Section 2.

          3. ENFORCEMENT; PARTIES. This Agreement is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors) and, in furtherance of the foregoing, the provisions of this Agreement shall be carried out in a manner consistent with the requirements contained in Section 6 of the Note Agreement. The parties agree that, from time to time, additional Affiliates which are included as guarantors under the Note Agreement may be added as parties hereto (and will also then be added to Schedule A hereto) by executing a counterpart of this Agreement or an agreement by which such Affiliate agrees to be bound hereby, and without further action by any party hereto or thereto.

          4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.

          Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                              THE PIONEER GROUP, INC.


                              By__________________________
                                Title:



                              PIONEERING MANAGEMENT CORPORATION


                              By__________________________
                                Title:



                              PIONEER MANAGEMENT (IRELAND) LTD.


                              By__________________________
                                Title:

                              PIONEERING SERVICES CORPORATION


                              By__________________________
                                Title:

                                                                      SCHEDULE A

                                GUARANTORS



Pioneering Management Corporation

Pioneer Management (Ireland) Ltd.

Pioneering Services Corporation

                                                                  Exhibit 5.3(a)



                      Opinion of Counsel for the Company




                             [intentionally omitted]

                                                                  Exhibit 5.3(b)

                          Opinion of Irish Counsel for
                      Pioneer Management (Ireland) Limited



                            [Intentionally Omitted]

                                                                     Exhibit 5.5



                             Officer's Certificate




                            [Intentionally Omitted]

                                                                    Exhibit 7.16


                       Pricing Structure of B Share Funds



                            [Intentionally Omitted]

                                                                     Exhibit 8.1


                        The Company and its Subsidiaries




                            [Intentionally Omitted]

                                                                     Exhibit 8.4


                                 Financing Debt



                            [Intentionally Omitted]

                                                                  Exhibit 9.1.12

                             OFFICERS OF THE COMPANY



1.    John F. Cogan, Jr.      Chairman of the Board, Chief Executive Officer and
                              President of the Company

2.    William H. Keough       Senior Vice President, Chief Financial Officer
                              and Treasurer of the Company and Subsidiaries

3.    David D. Tripple        President and Chief Investment Officer of
                              Pioneering Management Corporation

4.    William H. Smith, Jr.   President and Director of Pioneering Services
                              Corporation

5.    Lucien Girard, III      Managing Director and Chief Executive of Pioneer
                              Goldfields Limited and Managing Director of
                              Teberebie Goldfields Limited

6.    Robert L. Butler        President of Pioneer Funds Distributor, Inc.